UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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OKTA, INC.
(Name of Registrant as Specified In Its Charter)

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Okta, Inc., 100 First Street, Suite 600
San Francisco, California 94105
May 7, 2026
Dear Fellow Stockholders:
We are living through the biggest platform shift of our lifetimes. AI agents are rapidly transforming technology as we know it, and Okta is transforming with it.
As agents and agentic systems proliferate, they will act with more autonomy, connect to more resources, and perform increasingly complex tasks on behalf of more people and organizations. Like every technology before them, agents will create new opportunities for individuals, companies, communities, countries, and the world. But they will also create new identity security challenges, beginning with the need to know where agents are, what they can connect to, and what they can do.
For Okta, this represents a tremendous opportunity, and an even greater responsibility. Okta defined identity for the cloud era. In the agentic era, identity becomes even more foundational. To reach their full potential, agents need identities. They need authentication, authorization, visibility, governance, and control. As the leading independent identity provider, Okta is uniquely positioned to help the world navigate this generational shift securely and at speed.
To meet this moment, we are rapidly transforming Okta itself into one of the world’s leading secure agentic enterprises. Across the company, we are reimagining organizational structures and embracing secure agentic workflows to streamline operations, accelerate innovation, and increase product velocity, as we build for ourselves and deliver to the world the identity infrastructure that will help bring the agentic future to fruition.
To support this transformation, we have also strengthened our board with three new, independent directors with deep backgrounds in technology, innovation, and leadership, and announced the retirements of three directors after years of distinguished service.
I invite you to join us for our 2026 Annual Meeting of Stockholders on June 18, 2026, at 9:00 a.m. Pacific Time, to be held virtually at virtualshareholdermeeting.com/OKTA2026.
You will find the full details on the business to be conducted in the accompanying Notice of 2026 Annual Meeting of Stockholders and Proxy Statement. If you were a stockholder as of the close of business on April 22, 2026, please make sure to vote.
Thank you for your support and for being part of Okta’s next chapter.
Sincerely,
Todd McKinnon
Chairperson of the Board of Directors and
Chief Executive Officer

YOUR VOTE IS IMPORTANT
On or about May 7, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for our 2026 Annual Meeting of Stockholders and our 2026 Annual Report on Form 10-K. The Notice provides instructions on how to vote online or by telephone and explains how to receive a paper copy of proxy materials by mail. Our Proxy Statement and 2026 Annual Report can be accessed online at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. Our Proxy Statement and 2026 Annual Report are also available on our investor relations website at investor.okta.com.
Even if you plan to attend the Annual Meeting, please ensure that your shares are voted by signing and returning a proxy card or by using our internet or telephonic voting system.

Okta, Inc., 100 First Street, Suite 600
San Francisco, California 94105

Notice of 2026 Annual Meeting of Stockholders
Notice is hereby given that Okta, Inc. (“Okta,” “the company,” “we,” “us” or “our”) will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2026, at 9:00 a.m. Pacific Time via a live interactive audio webcast on the internet. You will be able to listen, vote and submit questions at virtualshareholdermeeting.com/OKTA2026 during the meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement (our “Proxy Statement”):

June 18, 2026
•To elect two Class III directors to hold office until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027.
•To approve, on an advisory non-binding basis, the compensation of our named executive officers.
•To approve an amendment to our 2017 Equity Incentive Plan.
•To transact any other business that properly comes before the Annual Meeting (including any adjournment, rescheduling or postponement thereof).

9:00 a.m. Pacific Time
virtualshareholdermeeting.com/OKTA2026

Our board of directors (our “board”) recommends that you vote “FOR ALL” of the director nominees named in Proposal One, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal Two, “FOR” the approval, on an advisory non-binding basis, of the compensation of our named executive officers as described in Proposal Three, and “FOR” the amendment to our 2017 Equity Incentive Plan as described in Proposal Four.
We have elected to provide access to the Annual Meeting materials in lieu of mailing printed copies. On or about May 7, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2026 Annual Report on Form 10-K (our “2026 Annual Report”). The Notice provides instructions on how to vote online or by telephone and explains how you can request a paper copy of the proxy materials, which include our Proxy Statement accompanying the Notice. Our Proxy Statement and our 2026 Annual Report can be accessed online at www.proxyvote.com using the control number located on your Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Only stockholders of record as of the close of business on April 22, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Larissa Schwartz
Chief Legal Officer and Corporate Secretary
San Francisco, California May 7, 2026

Okta, Inc., 100 First Street, Suite 600
San Francisco, California 94105

Proxy Statement for the 2026 Annual Meeting of Stockholders Table of Contents

Corporate Governance Highlights

Executive Compensation Highlights

01

Proposal One: Election of Directors	Board Structure

Our board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class III directors expires at the Annual Meeting. The term of the Class I directors expires at the 2027 Annual Meeting of Stockholders and the term of the Class II directors expires at the 2028 Annual Meeting of Stockholders. We expect directors who are re-elected to hold office for a three-year term or until the election and qualification of their successors in office.

	Nominees	Director Since	Principal Occupation
	Anthony Bates	2024	Chairman and Chief Executive Officer, Genesys Cloud Services, Inc.
	David Schellhase	2025	Entrepreneur-in-Residence, Ballistic Ventures Former General Counsel, Slack Technologies, Inc. Former General Counsel, Salesforce, Inc.

Our board has nominated Anthony Bates and David Schellhase for election as Class III directors, to hold office until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each nominee is a current Class III director serving on our board and has consented to serve if elected. Shellye Archambeau and Robert L. Dixon, Jr., currently Class III directors, were not nominated for re-election at the Annual Meeting. We thank Ms. Archambeau and Mr. Dixon for their years of distinguished service.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. Proxies cannot be voted for a greater number of persons than two at the Annual Meeting, the number of nominees named in our Proxy Statement. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board or may choose to vote only for the remaining nominees, leaving a vacancy on our board. Our board will either fill such vacancy at a later date or reduce the size of our board.
We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Okta, Inc.	2026 Proxy Statement	1

Proposal One: Election of Directors
The biographies of each nominee and continuing director below contain information regarding their service as a director of our board, business experience and other director positions held currently or at any time during the last five years. The biographies also highlight the experiences, qualifications, attributes or skills that caused our board to determine that the person should serve as a director of the company. In addition to the information presented below, we believe that each of our directors has a reputation for integrity, honesty and high ethical standards. Each has demonstrated business acumen, an ability to exercise sound judgment and a strong commitment to our company and to our board. We value our directors’ experience in their respective areas of business management and on the boards of directors and board committees of other companies.
Our corporate governance guidelines dictate that a majority of our board must consist of directors whom our board has determined are “independent” under the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”).
Our Board at a Glance

The following table sets forth information about our director nominees and directors who plan to continue serving on our board following the Annual Meeting.

	Age	Class	Director Since	Audit Committee	Compensation and Governance Committee

Current and Former Employee Directors
Todd McKinnon CHAIRPERSON Co-Founder and Chief Executive Officer, Okta	54	I	2009
J. Frederic Kerrest VICE CHAIRPERSON Managing Partner & Founder, Windproof Partners Co-Founder and former Chief Operating Officer, Okta	49	II	2009
Independent Directors
Anthony Bates Chairman & Chief Executive Officer, Genesys Cloud Services	59	III	2024
Rob Bernshteyn General Partner, ICONIQ Capital Former Chairman & Chief Executive Officer, Coupa Software	53	II	2025
Emilie Choi President & Chief Operating Officer, Coinbase Global	47	I	2022
Paul Sagan Catalyst Advisor, General Catalyst Former Chief Executive Officer, Akamai Technologies Former Lead Independent Director, VMWare	67	I	2025
David Schellhase LEAD INDEPENDENT DIRECTOR Entrepreneur-in-Residence, Ballistic Ventures Former General Counsel, Slack Technologies and Salesforce	62	III	2025

Committee Member	Committee Chair

2	2026 Proxy Statement	Okta, Inc.

Proposal One: Election of Directors
Board Skills and Composition

Our board believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a range of perspectives and backgrounds, contribute to a well-balanced and effective board.

Okta, Inc.	2026 Proxy Statement	3

Proposal One: Election of Directors
The independence, tenure and age metrics of our director nominees and continuing directors are highlighted in the following graphics. Biographical information about these directors follows.

Information Concerning Director Nominees

Anthony Bates Independent

Key Experience and Qualifications

•Technology Industry Leadership: Currently serves as Chairman and CEO of Genesys Cloud Services, with prior executive roles at Microsoft, Skype, GoPro, and Cisco Systems spanning the technology, software, and communications industries.
•Enterprise Operations and Scaling: Has held president, CEO, and general manager roles across high-growth and large-cap public enterprises, bringing practical insight into enterprise go-to-market execution.
•M&A and Business Development: Led Skype as CEO through its acquisition by Microsoft and served as President of Microsoft's Skype Division, bringing direct experience in strategic transactions and post-acquisition integration.

Age 59
Director Since 2024
Okta Committees Audit Other U.S.-Listed Company Directorships Current: •Genesys Cloud Services, Inc. (Chairman) Former (past five years): •VMware, Inc. (2016–2023) •eBay, Inc. (2015–2022)

Current Principal Role
Chairman and Chief Executive Officer, Genesys Cloud Services, Inc. (Chairman since 2021; Chief Executive Officer since 2019)
Career Highlights
•Vice Chairman & CEO of Growth, Social Capital Hedosophia Holdings Corp. (special purpose acquisition company) — 2017 to 2019
•President, GoPro, Inc. — 2014 to 2016
•Executive Vice President, Business Development and Evangelism, Microsoft Corporation — 2013 to 2014
•President, Skype Division, Microsoft Corporation — 2011 to 2013
•Chief Executive Officer, Skype Inc. — 2010 to 2011 (until acquisition by Microsoft)
•Various positions, including Senior Vice President and General Manager, Enterprise, Commercial and Small Business, Cisco Systems, Inc. — 1996 to 2010

4	2026 Proxy Statement	Okta, Inc.

Proposal One: Election of Directors

David Schellhase Lead Independent Director

Key Experience and Qualifications

•Corporate Governance Expertise: Served as General Counsel at Slack, Groupon and Salesforce, bringing deep experience in public company governance, regulatory compliance and board-level legal oversight.
•Strategic Transactions: Advised on technology-focused corporate matters both as an in-house executive and as Of Counsel at Sullivan & Cromwell LLP.
•Cybersecurity Landscape: Through his current role at a cybersecurity-focused venture capital firm, maintains a current perspective on the evolving security landscape.

Age 62
Director Since 2025
Okta Committees Audit Compensation and Governance Other U.S.-Listed Company Directorships None

Current Principal Role
Entrepreneur-in-Residence, Ballistic Ventures (since July 2025)
Career Highlights
•Of Counsel, Sullivan & Cromwell LLP — 2022 to 2025
•General Counsel, Slack Technologies, Inc. — 2016 to 2021
•General Counsel, Groupon, Inc. — 2011 to 2014
•General Counsel, Salesforce, Inc. — 2002 to 2011
Other Professional Experience and Community Involvement
•Adjunct Lecturer, Stanford University, School of Management Science and Engineering
Education
•Bachelor of Arts, Columbia University
•Juris Doctor, Cornell Law School

Okta, Inc.	2026 Proxy Statement	5

Proposal One: Election of Directors
Information Concerning Continuing Directors

Rob Bernshteyn Independent

Key Experience and Qualifications

•SaaS Company Leadership at Scale: Led Coupa Software as Chairman and CEO for approximately 14 years, scaling the company from early-stage to a global business spend management platform.
•Product Marketing and Management: Held progressive product leadership roles at SuccessFactors and Siebel Systems, with extensive background in product marketing and management for SaaS and other technology solutions.
•Enterprise Software Ecosystem Knowledge: Currently serves as a General Partner at ICONIQ Capital, a venture capital firm, following his tenure leading Coupa Software.

Age 53
Director Since 2025
Okta Committees Audit (Chair) Other U.S.-Listed Company Directorships Current: •PTC, Inc. Former (past five years): •Medallia, Inc. (2019–2021)

Current Principal Role
General Partner, ICONIQ Capital (since February 2024)
Career Highlights
•Chief Executive Officer and Chair of the Board, Coupa Software, Inc. — 2009 to 2023
•Various positions, including VP, Global Product Marketing & Management, SuccessFactors, Inc. — 2004 to 2009
•Various positions, including Director of Product Management, Siebel Systems, Inc. — 2001 to 2004
•Project Manager and Systems Integration Consultant, Accenture plc — 1994 to 1999
Education
•Bachelor of Science in Information Systems, State University of New York at Albany
•Master in Business Administration, Harvard Business School

6	2026 Proxy Statement	Okta, Inc.

Proposal One: Election of Directors

Emilie Choi Independent

Key Experience and Qualifications

•Technology Industry Knowledge: Serves as President and COO of Coinbase Global, bringing experience in leading operations at a publicly traded technology company.
•Corporate Development and Strategic Transactions: Led corporate development at LinkedIn for over eight years, including through its acquisition by Microsoft.
•Scaling High-Growth Organizations: Direct experience building and scaling a high-growth public technology company.

Age 47
Director Since 2022
Okta Committees None Other U.S.-Listed Company Directorships Current: •None Former (past five years): •ZipRecruiter, Inc. (2018–2022)

Current Principal Role
President and Chief Operating Officer, Coinbase Global, Inc. (President since November 2020; Chief Operating Officer since June 2019)
Career Highlights
•Vice President of Business, Data and International, Coinbase Global, Inc. — 2018 to 2019
•Vice President & Head of Corporate Development, LinkedIn Corporation (subsidiary of Microsoft Corporation following 2016 acquisition) — 2009 to 2018
•Various positions, including Director of Digital Business Strategy and Operations and Manager of Corporate Business Development and Strategy, Warner Bros. Entertainment Inc. — 2007 to 2009
Education
•Bachelor of Arts in Economics, Johns Hopkins University
•Master in Business Administration, Wharton School, University of Pennsylvania

Okta, Inc.	2026 Proxy Statement	7

Proposal One: Election of Directors

J. Frederic Kerrest Co-Founder, Vice Chairperson

Key Experience and Qualifications

•Institutional Knowledge as Okta Co-Founder: Co-founded Okta and served as COO from 2009 to 2023, providing deep institutional knowledge of the company's culture, customers and technology.
•Enterprise Software Sales and Business Development: Served as Okta's COO from founding through 2023, with prior sales and business development experience at Salesforce.
•Growth-Stage Technology Investor: Founder and Managing Partner of Windproof Partners, an enterprise software growth-stage investment and advisory firm.

Age 49
Director Since 2009
Okta Committees None Other U.S.-Listed Company Directorships None

Current Principal Role
Managing Partner and Founder, Windproof Partners (founded May 2025)
Career Highlights
•Vice Chairperson, Okta, Inc. — 2023 to present
•Executive Vice Chairperson, Okta, Inc. — 2019 to 2023
•Co-Founder and Chief Operating Officer, Okta, Inc. — 2009 to 2023
•Various sales and business development roles, Salesforce, Inc. — 2002 to 2007
Education
•Bachelor of Science in Computer Science, Stanford University
•Master in Business Administration, MIT Sloan School of Management

8	2026 Proxy Statement	Okta, Inc.

Proposal One: Election of Directors

Todd McKinnon Co-Founder, Chairperson and CEO

Key Experience and Qualifications

•Founder-CEO Leadership: Co-founded Okta and has served as CEO and Chairperson since 2009, providing our board with strategic continuity and a long-term perspective on the company's mission and direction.
•Identity Market Expertise: Deep knowledge of the identity security competitive landscape, customer requirements, and technology evolution developed through over 15 years leading Okta.
•Engineering and Platform Development: Served as SVP of Development at Salesforce and held engineering and leadership roles at PeopleSoft, bringing a technical foundation that informs platform architecture and R&D decisions.

Age 54
Director Since 2009
Okta Committees None Other U.S.-Listed Company Directorships None

Current Principal Role
Co-Founder, Chairperson, and Chief Executive Officer, Okta, Inc. (CEO and Director since January 2009; Chairperson since February 2017)
Career Highlights
•Various positions, including Senior Vice President of Development, Salesforce, Inc. — 2003 to 2009
•Various engineering and leadership positions, PeopleSoft, Inc. (acquired by Oracle Corporation in January 2005) — 1995 to 2003
Education
•Bachelor of Science in Management and Information Systems, Brigham Young University
•Master of Science in Computer Science, California Polytechnic State University, San Luis Obispo

Okta, Inc.	2026 Proxy Statement	9

Proposal One: Election of Directors

Paul Sagan Independent

Key Experience and Qualifications

•Public Company Board Governance: Extensive public company board experience, including service as Lead Independent Director of VMware, and directorships at Thomson Reuters, Moderna, EMC, Dow Jones and others.
•Cloud and Internet Infrastructure Leadership: As former CEO of Akamai Technologies, a cloud computing and cybersecurity company, brings direct operational expertise in domains closely adjacent to Okta's business.
•Technology and Innovation Perspective: As a Catalyst Advisor at General Catalyst, a global venture capital and private equity firm, maintains a current perspective on technology and innovation trends.

Age 67
Director Since 2025
Okta Committees Compensation and Governance (Chair) Other U.S.-Listed Company Directorships Current: •Thomson Reuters Former (past five years): •Moderna, Inc. (2018-2026) •VMware, Inc. (2014-2023)

Current Principal Role
Catalyst Advisor, General Catalyst (Executive in Residence 2014; Managing Director 2018–2020; Catalyst Advisor current)
Career Highlights
•Chief Executive Officer, Akamai Technologies, Inc. — 2005 to 2013
•President, Akamai Technologies, Inc. — 1999 to 2010 and 2011 to 2012
•Vice President and Chief Operating Officer, Akamai Technologies, Inc. — 1998 to 1999
•Board Member, Akamai Technologies, Inc. — 2005 to 2015
•Vice Chairman, Akamai Technologies, Inc. — 2013 to 2015
•Various senior leadership roles, Time Warner, Inc. — 1991 to 1996
Education
•Bachelor of Science, Medill School of Journalism, Northwestern University

10	2026 Proxy Statement	Okta, Inc.

Corporate Governance
Our business and affairs are managed under the direction of our board, the members of which are elected by our stockholders. In carrying out its responsibilities, our board selects and oversees senior executives on our management team, reviews our financial reporting processes, and determines and implements our corporate governance policies.
Our board and management team are committed to practicing good corporate governance to manage Okta for the long-term benefit of our stockholders. Our governance framework includes a variety of policies, procedures and practices to promote stockholder value and to facilitate our board’s effective, independent oversight of our business and corporate strategy.
Besides reviewing the independence of each director and board committee (as discussed below under “Independence of Our Board”), at the direction of our board, our key governance practices include:
•annually reviewing and updating, as needed, the charters for each of our board committees, including our audit committee of the board (our “audit committee”) and our compensation and corporate governance committee of the board (our “compensation and governance committee”);
•establishing disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”);
•implementing a procedure to receive and address anonymous and confidential complaints or concerns regarding audit or accounting matters;
•maintaining a code of conduct that applies to our employees, directors and officers, including our CEO, Chief Financial Officer (“CFO”) and other executive and senior financial officers;
•reviewing our corporate governance policies and practices to remain consistent with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and Nasdaq listing standards; and
•engaging in ongoing board composition evaluations and director recruiting efforts to establish a highly-qualified board based on evolving business needs.
Corporate Governance Guidelines

Our board has adopted corporate governance guidelines which are available on our investor relations website at investor.okta.com under “Responsibility and Governance—Governance Overview.” Our corporate governance guidelines address such matters as:
•Director independence—independent directors must constitute at least a majority of our board.
•Director time commitments—our compensation and governance committee reviews the time commitments of incumbent directors and director candidates to determine their ability to devote sufficient time and attention to our board and perform their duties effectively.
•Board effectiveness—our board and each of its committees must conduct an annual self-evaluation.
•Access to independent advisors—our board as a whole, and each of its committees separately, has authority to retain independent experts, advisors or professionals as each deems necessary or appropriate.
•Board committees—each member of our audit committee and our compensation and governance committee must be independent in accordance with the applicable Nasdaq listing standards and SEC rules and regulations.
Our compensation and governance committee is responsible for reviewing our corporate governance guidelines from time to time and for reporting and making recommendations to our board concerning corporate governance matters.
Code of Conduct

Our board has adopted a code of conduct that applies to all of our employees, directors and officers, including our CEO, CFO and other executive and senior financial officers. The full text of our code of conduct is available on our investor relations website at investor.okta.com under “Responsibility and Governance—Governance Overview.” We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding amendments to, or waivers from, a provision of our code of conduct that applies to our directors or our principal executive officer, principal financial officer, principal accounting officer or controller, or

Okta, Inc.	2026 Proxy Statement	11

Corporate Governance
persons performing similar functions by posting such information, on the Governance Overview page of our website. During the fiscal year ended January 31, 2026 (“fiscal 2026”), no waivers were granted from any provision of the code of conduct.
Independence of Our Board

Our Class A common stock is listed on Nasdaq. Under the Nasdaq listing standards and our corporate governance guidelines, independent directors must constitute a majority of a listed company’s board. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member serving on our audit committee and our compensation and governance committee be independent. Our audit committee members must satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq listing standards. Our compensation and governance committee members must also satisfy the additional independence criteria specifically applicable to compensation committees set forth in Rule 10C-1 under the Exchange Act and the Nasdaq listing standards.
Our board reviews the independence of each director annually. Based on information provided by each director concerning their background, employment and affiliations, our board has determined that, except for Messrs. McKinnon and Kerrest, none of our continuing directors has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors are “independent” as that term is defined under the applicable Nasdaq listing standards and SEC rules and regulations. Our board previously determined that Benjamin Horowitz and Rebecca Saeger, who served on our board until June 2025; Michael Stankey, who served on our board until March 2026; and Shellye Archambeau, Robert L. Dixon Jr. and Jeff Epstein, who will serve our board until the Annual Meeting, were “independent” under the applicable Nasdaq listing standards and SEC rules and regulations at the time of their service. In making these independence determinations, our board considered the current and prior relationships that each director has with our company, and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and any of their affiliated funds.
There are no family relationships among any of our directors or executive officers.
Executive Leadership Development and Succession Planning

Succession planning for our CEO and other executive officers is a key aspect of our board’s periodic reviews of human capital management matters, and occurs at least annually. To help fulfill our board’s responsibility, our compensation and governance committee oversees executive leadership development and succession planning. This committee also helps develop appropriate plans to address CEO succession, both in the ordinary course of business and in the event of an unexpected situation.
Board Leadership Structure and Role of Our Lead Independent Director

We believe that an effective board understands its company’s business needs and exercises rigorous independent oversight over management. Our board evaluates its leadership structure on an ongoing basis to determine the optimal structure for the strategy and oversight of the company. Following its most recent evaluation, our board determined that combining the roles of CEO and chairperson of our board continues to best serve the interests of our company and our stockholders. Mr. McKinnon, our co-founder and CEO, serves as chairperson of our board, and Mr. Kerrest, our co-founder and former COO, serves as vice chairperson of our board. Mr. McKinnon and Mr. Kerrest bring valuable insight to our board as a result of their experience as Okta’s co-founders. Their extensive experience in our industry also uniquely positions them to navigate Okta’s rapidly evolving operating environment to effectively help the business to capitalize on emerging opportunities. As CEO and chairperson, Mr. McKinnon is uniquely positioned to facilitate a timely flow of information between management and our board, focusing discussions on the most critical business matters. This combined role strengthens the relationship and communication between our board and senior leadership, creates clear accountability and enhances our ability to communicate a consistent strategy to our stockholders.
To facilitate robust independent oversight by our board, our corporate governance guidelines provide that our board may appoint one of our independent directors to serve as the lead independent director. Jeff Epstein served as our lead independent director from June 2024 until March 2026, at which time David Schellhase was appointed as lead independent director. Mr. Epstein will remain on our board as an independent director until the Annual Meeting, which our board believes will help facilitate his transition of responsibilities as lead independent director to Mr. Schellhase, and as chairperson of our audit committee to Rob Bernshteyn.

12	2026 Proxy Statement	Okta, Inc.

Corporate Governance
Our board appointed Mr. Schellhase as our lead independent director because of his demonstrated dedication to our board and highly relevant professional background. Since joining our board in August 2025, Mr. Schellhase has proven to be a collaborative leader, fostering alignment among our independent directors and providing significant oversight through active engagement in board and committee meetings and regular consultation with management. Mr. Schellhase is well-suited to serve as our lead independent director because of his established corporate governance expertise, gained from his general counsel roles at several large public companies, as well as his successful track record advising technology companies from inception to scale.
As lead independent director, Mr. Schellhase serves as an impartial representative of the independent directors who can communicate their views to the CEO and chairperson. He promotes regular engagement among our independent directors, facilitating open dialogue on key issues and concerns outside of formal board and committee meetings. Mr. Schellhase meets separately with Mr. McKinnon to share feedback from the independent directors and discuss business updates, corporate strategy and overall board effectiveness, among other matters.
The core responsibilities of our lead independent director include:
•serving as the primary liaison between the independent directors and management;
•presiding over board meetings in the absence of our chairperson;
•leading periodic executive sessions of our independent directors;
•advising on board meeting agendas and discussion items;
•working with management to confirm that the directors have the information they need to support decision-making;
•communicating to our chairperson and to management, as appropriate, any key decisions reached, or suggestions, views and concerns expressed by the independent directors;
•participating in communications with our major stockholders, as warranted;
•assisting in director recruitment efforts and the evaluation of director candidates; and
•performing such additional duties as our board may require.
Meetings of Our Board and Annual Meeting Attendance

Our board and each of its then-active standing committees held the following number of meetings during fiscal 2026:

	Fiscal 2026 Board and Committee Meetings
	Board	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity Risk

Number of Meetings	5	8	5	5	4

Except for one director who is no longer serving on our board, all of our directors attended at least 75% of all meetings of our board and the committees on which they served that were held during the period for which they were a director or committee member during fiscal 2026. Under our corporate governance guidelines, our directors are expected to spend the time needed and meet as frequently as our board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our board and all meetings of the committees on which they serve. All directors then in office attended the 2025 Annual Meeting of Stockholders.
Committees of Our Board

Our board currently has two standing committees: audit, and compensation and governance. During the entirety of fiscal 2026 and through March 2026, our standing board committees also included a cybersecurity risk committee, a standalone compensation committee and a standalone nominating and corporate governance committee. In March 2026, our board directly assumed all responsibilities previously delegated to the cybersecurity risk committee. Additionally, following a review of our corporate governance processes, our board took action to enhance the efficacy of its committee structure by combining our nominating and corporate governance committee with our compensation committee. Our compensation and governance committee has assumed all responsibilities previously under the purview of the separate compensation and nominating and corporate governance committees.
The charts below describe the composition and responsibilities of our current board committees and of our former cybersecurity risk committee. Each committee member is appointed to serve on the relevant committee until they resign or until otherwise determined

Okta, Inc.	2026 Proxy Statement	13

Corporate Governance
by our board. Our board assesses the composition of the committees at least annually to consider whether to rotate committee assignments. Each committee operates pursuant to a written charter that our board has adopted. Our committee charters are available on our website at investor.okta.com/responsibility-and-governance/governance-overview.

Audit Committee
Our audit committee helps our board fulfill its oversight responsibilities with respect to the company’s corporate accounting and financial reporting; engagement of the independent registered public accounting firm; financial and regulatory reporting; and the performance of the internal audit function. Our audit committee operates under a written charter that satisfies the applicable SEC rules and the Nasdaq listing standards.

Members	Primary Responsibilities
Anthony Bates Rob Bernshteyn (Chair) David Schellhase
•Selects, evaluates, retains, oversees and determines the compensation of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•Discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with our management team and the independent registered public accounting firm, our interim and year-end results of operations;
•Develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•Reviews our policies on risk assessment and risk management, the company’s major risk exposures, and any steps to monitor and control such exposures;
•Reviews related party transactions; and
•Approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Former Members
Shellye Archambeau, member until December 2025 Jeff Epstein, Chair until March 2026
Independence
Each audit committee member who served during fiscal 2026 met the independence requirements under the Nasdaq listing standards and SEC rules and regulations.
Financial Expertise
Each audit committee member who has served during fiscal 2026 meets the financial literacy requirements of the Nasdaq listing standards. Our board has determined that Mr. Bates, as well as former audit committee members Ms. Archambeau and Mr. Epstein, are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Our audit committee held eight meetings during fiscal 2026.

14	2026 Proxy Statement	Okta, Inc.

Corporate Governance

Compensation and Governance Committee
Our compensation and governance committee helps our board discharge its responsibilities relating to the company’s overall compensation and governance frameworks, and the processes, policies and programs that support their effective operation. Our compensation and governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards and SEC rules and regulations.

Members	Primary Responsibilities
Paul Sagan (Chair) David Schellhase
Compensation Matters
•Reviews, approves and determines or makes recommendations to our board regarding the compensation of our directors and our executive officers, including our CEO;
•Administers our equity incentive plans;
•Reviews and approves, or makes recommendations to our board regarding incentive compensation and equity plans;
•Reviews executive leadership development and succession planning; and
•Establishes and reviews policies relating to employee compensation and benefits.
Nominating and Corporate Governance Matters
•Identifies, evaluates and selects, or makes recommendations to our board regarding board and committee composition and membership;
•Evaluates the performance of our board and its committees;
•Reviews developments in corporate governance practices;
•Reviews our sustainability and responsible tech programs and public disclosures;
•Evaluates the adequacy of our corporate governance practices and reporting; and
•Develops and makes recommendations to our board regarding our corporate governance guidelines.

Former Members
Compensation
Rebecca Saeger, member until June 2025
Michael Stankey, Chair until February 2026
Robert L. Dixon, Jr., member until March 2026
Nominating and Corporate Governance
Rebecca Saeger, Chair until June 2025
Michael Stankey, member until August 2025
Shellye Archambeau, Chair until March 2026
Jeff Epstein, member until March 2026

Independence
Each current member of the compensation and governance committee and each member of the predecessor committees who served during fiscal 2026 met the independence requirements under the Nasdaq listing standards and SEC rules and regulations. Each current and former member is also a non-employee director as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Interlocks and Insider Participation
Our former compensation committee and nominating and corporate governance committees each held five meetings during fiscal 2026.
During fiscal 2026, no current or former member is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board or compensation and governance committee.

Okta, Inc.	2026 Proxy Statement	15

Corporate Governance

Cybersecurity Risk Committee
Our cybersecurity risk committee, which operated during the entirety of fiscal 2026, helped our board oversee the company’s management of risks related to cybersecurity and data privacy, as well as the programs to manage such risks. Our cybersecurity risk committee operated under a written charter. The responsibilities delineated in that charter, or that otherwise were within the purview of the cybersecurity risk committee, were directly assumed by our board.
Primary Responsibilities
•Oversaw the effectiveness of our cybersecurity and data privacy programs, including the company’s practices for identifying, assessing and mitigating cybersecurity and data privacy risks across all business functions;
•Reviewed controls to prevent, detect and respond to cybersecurity attacks or incidents, or information or data breaches;
•Oversaw our cybersecurity resiliency, including related crisis preparedness and incident response plans;
•Oversaw our compliance with applicable information security and data protection laws and industry standards; and
•Received periodic reports from management, including our Chief Security Officer, relating to our cybersecurity program, material cybersecurity risks, known cyberattacks and data protection.

Former Members*
Shellye Archambeau Rob Bernshteyn Emilie Choi Robert Dixon, Jr. (Chair) J. Frederic Kerrest Maggie Wilderotter

*Former members served until our board assumed the responsibilities of our former cybersecurity risk committee in March 2026, except for Ms. Archambeau, who served as a member until December 2025, and Ms. Wilderotter, who served as a member from August until December 2025.

Our former cybersecurity risk committee held four meetings during fiscal 2026.

16	2026 Proxy Statement	Okta, Inc.

Corporate Governance
Our Board’s Role in Risk Oversight

While our management team is responsible for the day-to-day management of risks the company faces, our board—acting as a whole and through its committees—oversees our risk management strategy. Management executes its responsibilities by designing and implementing processes to identify, assess, monitor and mitigate operational risks, including through our enterprise risk management (“ERM”) program. In its oversight capacity, our board reviews the ERM program to ensure its framework and processes are robust and effectively integrated into the company’s strategic decision-making. This allows our board to remain informed of significant risks and evaluate management’s plans for mitigation.
Management, through its involvement in day-to-day risk management, assists our board in the effective design, establishment, maintenance, review and evaluation of our disclosure controls and procedures. Our board believes that open communication with our management team is essential for effective risk management and oversight. Members of the senior management team attend quarterly meetings of our board, as well as such other meetings as our board deems appropriate, to discuss strategy and risks facing the company, among other topics.
Risk Oversight Responsibilities
Our board has ultimate responsibility for risk oversight, while our committees assist our board in overseeing risks within their specific areas of focus. In March 2026, our board assumed direct responsibility for cybersecurity risk oversight, previously overseen by our cybersecurity risk committee from March 2023 to March 2026. Our board determined that the engagement of all directors in the oversight of cybersecurity and data privacy matters is appropriate given the critical importance of these issues to our business.
The descriptions below reflect our governance structure as of March 2026.

Board of Directors
Our board is responsible for overseeing the company’s significant risks and risk exposures and the processes developed by our management team to identify, assess, monitor and mitigate those risks.
•Reviews critical enterprise risks identified by management, including relating to our business, operations or strategy;
•Evaluates risks inherent in significant transactions and events contemplated by the company;
•Directly oversees cybersecurity and data privacy risks, and reviews the effectiveness of our cybersecurity and data privacy programs and practices for managing risks across all business functions; and
•Receives reports during regular meetings, including from management on strategic and operational risks; committees on risks under their purview; and our Chief Security Officer on risks relating to our cybersecurity and data privacy programs.

Audit Committee	Compensation and Governance Committee

Risk Focus Areas	Risk Focus Areas
•Internal control over financial reporting •Disclosure controls and procedures •Legal and regulatory compliance •Liquidity risk	•Compensation programs and policies •Corporate governance •Board organization •Board and committee membership and structure

Risk Oversight Responsibilities	Risk Oversight Responsibilities
•Meets with our management team and our independent registered public accounting firm to (i) discuss guidelines and policies with respect to risk assessment and risk management and (ii) review our major financial risk exposures and the steps our management team has taken to monitor and control these exposures; and
•Receives updates on our ERM program, which include updates on certain existing and emerging risks, including those related to cybersecurity.

•Assesses risks created by the incentives inherent in our compensation policies for executives and employees;
•Considers, at least annually with our management team, potential risks when reviewing and approving compensation plans, including executive compensation;
•Evaluates director skills and time commitments at least annually; and
•Reviews the needs of our board and adjusts, if needed, committee membership or structure.

Okta, Inc.	2026 Proxy Statement	17

Corporate Governance
Identifying and Evaluating Director Nominees

Our board has delegated to our compensation and governance committee the responsibilities of identifying additive and qualified candidates to nominate to our board (including candidates to fill any vacancies that may occur), and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the compensation and governance committee’s charter, and in consideration of our evolving business needs. Our compensation and governance committee may gather information about candidates through interviews, detailed questionnaires, comprehensive background checks or any other means its members deem appropriate. Our compensation and governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board. Based on the results of the evaluation process, our compensation and governance committee recommends candidates for our board’s approval as director nominees for election to our board.
Minimum Qualifications
Our compensation and governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. As part of this process, our compensation and governance committee considers the current size and composition of our board, as well as the needs of our board and its committees.
Some of the qualifications that our compensation and governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, independence, diversity (including skills and expertise, business and professional experience, perspective, personal background and other qualities relevant to the success of the company and the functioning of our board), education, business acumen, length of service in current or prior roles, experience with businesses or other organizations of a comparable size and industry, an understanding of our business and industry and other commitments. In addition, nominees must have proven achievement and competence in their respective fields, the ability to exercise sound business judgment, an objective perspective, the ability to offer advice and support to our management team and the ability to make significant contributions to Okta’s success. Our compensation and governance committee looks for individuals who have skills that are complementary to those of our existing board, the highest ethics, a commitment to the long-term interests of our stockholders and an understanding of the fiduciary responsibilities of a public company director. Finally, nominees must have sufficient time available in the judgment of our compensation and governance committee to effectively perform all board and committee responsibilities. Members of our board are expected to prepare for, attend and participate in all board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our compensation and governance committee may, from time to time, also consider other factors that it deems to be in the best interests of Okta and our stockholders.
Stockholder Recommendations
Stockholders may submit recommendations for director candidates to our compensation and governance committee by writing to our Corporate Secretary at Okta, Inc., 100 First Street, Suite 600, San Francisco, California 94105. All such recommendations should include the nominee’s name and qualifications and all other information required by our amended and restated bylaws (our “bylaws”). Our compensation and governance committee will evaluate any candidates properly recommended by stockholders against the same criteria and pursuant to the same policies and procedures that govern the evaluation of candidates proposed by directors or members of our management team.

18	2026 Proxy Statement	Okta, Inc.

Corporate Governance
Stockholder Outreach

We value the input of our stockholders and actively seek their feedback on our board, corporate governance practices, sustainability and AI initiatives, and executive compensation program. With oversight and direction from our compensation and governance committee, which includes our lead independent director, we have a dedicated team that conducts an annual stockholder outreach program to solicit and better understand stockholder perspectives.
In the fall of 2025 (fiscal 2026), we sought feedback from our top 40 institutional stockholders, including stewardship professionals and portfolio managers, representing a significant cross-section of our stockholder base.

We summarize the results of our outreach to our board and deliberate on ways to effectively integrate critical stockholder feedback into our decision-making. Recent examples of our responses to stockholder feedback include:
•prioritizing board refreshment and director recruitment efforts to maintain a highly-skilled board that is well-suited to navigate the evolving technology landscape;
•increasing the ratio of performance-based executive compensation; and
•providing additional details in our proxy statement about the design and structure of our executive equity awards.
During our engagements in fiscal 2026, we and our stockholders discussed key topics such as board composition; strategic business priorities; corporate governance; AI, including strategy and responsible use; and sustainability. As in prior years, stockholders also provided feedback on our executive compensation program, including on our performance-based restricted stock unit (“PSU”) program for executive officers. For further details on the results of our compensation-related stockholder outreach, including the results of our 2025 advisory non-binding Say-on-Pay vote, please see “Compensation Discussion and Analysis” below.
We are committed to continuing our stockholder engagements to maintain an open dialogue and deepen our understanding of our stockholders’ perspectives.
Stockholder Communications

Stockholders and other interested parties may communicate with our board or individual directors by emailing investor@okta.com.
Information regarding director communications is available in our amended and restated securityholder communication policy, located on our investor relations website at investor.okta.com under “Responsibility and Governance—Governance Overview.”

Okta, Inc.	2026 Proxy Statement	19

Corporate Governance
Sustainability and Responsible Technology

We aim to deliver positive impacts for our stakeholders—including our stockholders, customers, employees, partners and communities—in a manner that drives our core business values forward. To achieve this, we align our sustainability strategy with our long-term corporate goals to promote durable growth and create measurable value. We execute on this strategy by establishing effective governance policies and practices designed to identify and manage key sustainability risks and opportunities arising from our operations.
Additional details regarding our sustainability strategy and initiatives are available on our website at okta.com/responsibility. That site features key disclosures, including our latest Sustainability Fact Sheet and our Responsible AI Principles. The information contained on, or accessible through, our website is not incorporated by reference into our Proxy Statement.
Governance and Strategic Oversight
We have designed a multi-tiered governance structure to provide an appropriate level of oversight and establish accountability over matters relating to sustainability and responsible technology (collectively, “sustainability”).
•Operational Oversight. Our cross-functional Sustainability and Responsible Tech Committee consists of employees from teams across Okta to manage our sustainability program and related initiatives.
•Strategic Oversight. The Sustainability and Responsible Tech Committee periodically reports to our Executive Sustainability Governance Committee, which is responsible for the strategic direction of our sustainability efforts and their alignment with our broader corporate strategy. Our Executive Sustainability Governance Committee includes our CFO, Chief Legal Officer (“CLO”) and COO.
•Board Oversight. Our compensation and governance committee provides primary oversight of our sustainability program at the board level, periodically reviewing the status of our programs, progress toward our goals, and related public disclosures throughout the year.
Our board and each of its standing committees also review certain functional aspects of our sustainability program that fall within their respective purview.

Board	•Cybersecurity and data privacy

Audit Committee	•Materiality risk assessments for energy and climate and regulatory compliance •Responsible AI as part of its ERM program oversight

Compensation and Governance Committee
•Human capital management, including talent, culture and leadership
•Corporate governance and board practices
•Investor and stakeholder policies and feedback
•Social responsibility and philanthropic commitments

Cybersecurity and Data Privacy
Privacy and security are key issues for us and for our stakeholders. Protecting our customers’ information and safeguarding our and our customers’ systems and networks are therefore central to our responsible technology efforts. Our board has ultimate oversight over the effectiveness of Okta’s cybersecurity and data privacy programs and has delegated to our audit committee oversight of certain components of our cybersecurity risk management as part of its ERM program.
•Data Privacy. Protecting the privacy of our customers and employees is a key goal in our product development and operations. We implement a variety of technical and operational safeguards designed to protect the data of our customers and employees and be transparent about our use of that data. Our privacy team advises management and briefs our board on our privacy program during certain of its regularly-scheduled meetings.
•Security. Our cybersecurity program includes a risk management framework intended to protect the integrity and availability of our critical systems, internal networks and information. Through this program, we implement policies and processes to respond to cybersecurity threats and mitigate impacts to our business and our customers. Our cybersecurity team, led by our Chief Security Officer, updates our board on the activities of our cybersecurity program and our cyber risk management efforts.

20	2026 Proxy Statement	Okta, Inc.

Corporate Governance
Responsible AI Innovation
We believe AI can create opportunities to enhance the speed and quality of innovation. Our offerings and operations incorporate internally developed and third-party developed machine learning and AI technologies, and we are making investments in expanding our AI capabilities to support Okta’s growth. As we continue to develop and deploy AI technologies, our commitment to security guides our decision-making. We memorialized this commitment when we published our Responsible AI Principles in October 2024. Our Responsible AI Principles define our mission to encourage responsible AI use and safely accelerate AI innovation, both within the company and our product offerings.
AI governance is integrated into our ERM program, for which we have developed protocols to manage key risks related to AI use and development. We are also building a responsible AI framework that requires oversight by our board and participation by teams across the company. Our management is committed to reviewing and refining our current structure, outlined below, as our AI strategy and related risks and opportunities continue to evolve.
•Board. Oversees AI activity and initiatives, and receives periodic reports from management on progress and planning with respect to AI strategy.
•Audit Committee. Monitors AI risks as a part of its oversight of our ERM program.
•Compensation and Governance Committee. Considers AI-driven shifts that may impact our workforce and the talent market as part of its oversight of human capital management matters.
•Cross-Functional AI Governance Team. Oversees our responsible AI strategy and develops actionable initiatives to implement our Responsible AI Principles across the business.
•Okta Workforce. Our employees participate in hands-on training modules to deepen their knowledge of AI and AI-enabled technology.

Okta, Inc.	2026 Proxy Statement	21

Corporate Governance
Non-Employee Director Compensation

Our non-employee director compensation program is designed to attract, retain and reward qualified directors and further align the financial interests of our non-employee directors with those of our stockholders. Our compensation and governance committee is responsible for reviewing and making recommendations to our board on the compensation paid to non-employee directors for their board and board committee service. Periodically, our compensation and governance committee reviews our non-employee director compensation program, receiving input from our compensation and governance committee’s independent compensation consultant regarding market practices and the competitiveness of our non-employee director compensation program in relation to the general market and our compensation peer group.
We maintain robust stock ownership guidelines that require our non-employee directors maintain certain stock ownership levels within five years of their appointment to our board. In March 2026, our compensation and governance committee increased the required stock ownership levels for our non-employee directors from 3x to 5x of their annual cash board retainer. This change further promotes a long-term perspective and deepens the alignment between the interests of our board and our stockholders.
The non-employee director compensation policy applicable during fiscal 2026 provides that each non-employee director will receive an initial equity grant on the date they join the board. The non-employee directors who joined our board during fiscal 2026 were granted restricted stock unit awards (“RSUs”) having a grant date fair value of $530,000 on the date of grant (rounded up to the nearest whole RSU). The initial RSU grant vested in equal annual installments on the first three anniversaries of the effective date on which the non-employee director joined our board, subject to continuous service.
Pursuant to our non-employee director compensation policy, in fiscal 2026 each non-employee director received cash retainers and equity grants for each year of continued service. We reimbursed all reasonable out-of-pocket expenses that our directors incurred to attend meetings of our board or any board committee of which they are a member.
Our non-employee directors received the following annual cash retainers for their service in fiscal 2026:

Position	Annual Cash Retainer ($)
Board Member	35,000
Lead Independent Director	20,000
Audit Committee Chair	26,000
Compensation Committee Chair	20,000
Nominating Committee Chair	12,000
Cybersecurity Risk Committee Chair	18,000
Audit Committee Member other than Chair	13,000
Compensation Committee Member other than Chair	10,000
Nominating Committee Member other than Chair	6,000
Cybersecurity Risk Committee Member other than Chair	9,000
On the date of each annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted RSUs having a grant date fair value of $245,000 on the date of grant (rounded up to the nearest whole RSU). These annual RSU grants will fully vest on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of stockholders, subject to continuous service.
Under our non-employee director compensation program, all RSUs granted to non-employee directors are settled in shares of our Class A common stock. The non-employee director compensation program provides that these RSUs are subject to full accelerated vesting upon the sale of our company in a Sale Event (as defined in the company’s 2017 Equity Incentive Plan, as amended (the “2017 Equity Incentive Plan”)).
The following table presents the total compensation for each person who served as a non-employee director during fiscal 2026. Mr. McKinnon, who is also an Okta employee, received no compensation for his service as a director. The compensation received by Mr. McKinnon as CEO is presented in the “Fiscal 2026 Summary Compensation Table” below.
Other than as set forth in the tables below, we did not pay any compensation or make any equity awards to our non-employee directors during fiscal 2026.

22	2026 Proxy Statement	Okta, Inc.

Corporate Governance
Fiscal 2026 Director Compensation Table

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Shellye Archambeau(3)	58,478	245,044	—	303,522
Anthony Bates	48,000	245,044	—	293,044
Rob Bernshteyn(4)	6,815	530,074	—	536,889
Emilie Choi	44,000	245,044	—	289,044
Robert L. Dixon, Jr.(3)	63,000	245,044	—	308,044
Jeff Epstein(5)	87,000	245,044	—	332,044
Benjamin Horowitz(6)	13,886	—	—	13,886
J. Frederic Kerrest	39,207	245,044	—	284,251
Rebecca Saeger(6)	22,614	—	—	22,614
Paul Sagan(4)	6,098	530,074	—	536,172
David Schellhase(7)	23,837	530,049	—	553,886
Michael Stankey(8)	58,196	245,044	—	303,240
Maggie Wilderotter(9)	14,946	—	25,000	39,946
(1)The amounts reported represent the aggregate grant date fair values of the RSUs granted during fiscal 2026 under our 2017 Equity Incentive Plan as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair values are set forth in the notes to our consolidated financial statements included in our 2026 Annual Report. These amounts do not necessarily correspond to the actual values recognized or that may be recognized by the directors.
(2)The following table sets forth the options and stock awards held as of January 31, 2026 by our non-employee directors who were serving on our board as of such date:

Name	Shares of Class B Common Stock Underlying Options	RSUs Covering Class A Common Stock
Shellye Archambeau	—	2,487
Anthony Bates	—	6,553
Rob Bernshteyn	—	5,876
Emilie Choi	—	2,487
Robert L. Dixon, Jr.	—	2,487
Jeff Epstein	—	2,487
J. Frederic Kerrest	267,010	3,330
Paul Sagan	-	5,876
David Schellhase	-	5,826
Michael Stankey	190,000	2,487
(3)Ms. Archambeau and Mr. Dixon, each a Class III director, were not nominated for re-election following the end of their term at the Annual Meeting on June 18, 2026.
(4)Messrs. Bernshteyn and Sagan joined our board on December 19, 2025.
(5)Mr. Epstein will leave our board effective at the Annual Meeting on June 18, 2026.
(6)Mr. Horowitz and Ms. Saeger left our board following the company’s 2025 Annual Meeting of Stockholders on June 24, 2025.
(7)Mr. Schellhase joined our board on August 13, 2025.
(8)Mr. Stankey left our board on March 5, 2026.
(9)Ms. Wilderotter joined our board on August 13, 2025 and left our board on December 18, 2025 due to reasons unforeseen at the time of her joining. Pursuant to the terms of our non-employee director compensation policy, the initial RSU grant that Ms. Wilderotter received upon her appointment was forfeited. The amount reported under “All Other Compensation” represents fees that Ms. Wilderotter received in connection with advisory services she provided to the company prior to her appointment to our board. Such advisory fees were paid during fiscal 2026, on February 13, 2025.

Okta, Inc.	2026 Proxy Statement	23

02

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending January 31, 2027. We are asking our stockholders to ratify this appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2013.
Our board is submitting the appointment of Ernst & Young LLP to stockholders for ratification as a matter of good corporate governance. In the event our stockholders do not ratify this appointment by an affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting, our audit committee will reconsider retaining Ernst & Young LLP. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if they determine that such a change would be in the best interests of the stockholders.
We expect a representative of Ernst & Young LLP will attend the Annual Meeting. That individual will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee considers whether the categories of pre-approved services are consistent with rules on accountant independence prescribed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”). Our audit committee pre-approved all services performed by the independent registered public accounting firm in fiscal 2026 in accordance with the foregoing pre-approval policies and procedures.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2027.

24	2026 Proxy Statement	Okta, Inc.

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Audit Fees

The following table sets forth the fees billed or to be billed by Ernst & Young LLP and its affiliates for professional services rendered with respect to fiscal 2026 and the fiscal year ended January 31, 2025 (“fiscal 2025”). All of these services were approved by our audit committee.

Fee Category	Fiscal 2026 ($)	Fiscal 2025 ($)
Audit Fees(1)	5,310,000	4,939,000
Audit-Related Fees(2)	1,582,000	1,911,000
Tax Fees(3)	611,000	526,000
All Other Fees(4)	7,000	7,000
Total Fees	7,510,000	7,383,000
(1)Audit Fees relate to professional services provided in connection with the audit of our consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly condensed consolidated financial statements and accounting consultations billed as audit services.
(2)Audit-Related Fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These include fees for service organization control examinations and other attestation services.
(3)Tax Fees relate to professional services provided for permissible tax advisory services in fiscal 2026 and fiscal 2025.
(4)All Other Fees relate to products and services provided other than those disclosed above, which include subscription fees paid for access to online accounting research software applications.

Okta, Inc.	2026 Proxy Statement	25

Report of the Audit Committee of the Board of Directors

The information contained in this audit committee report is being furnished and shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Okta specifically incorporates this report or a portion of it by reference.
This report is submitted by the audit committee of the board of directors. The audit committee consists of the directors whose names appear below. No member of the audit committee is an officer or employee of Okta, and the board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable Nasdaq listing standards. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.
The audit committee’s general role is to assist our board in monitoring the company’s financial reporting process and related matters. The audit committee’s specific responsibilities are set forth in its charter.
The audit committee has reviewed the company’s audited consolidated financial statements for its fiscal year ended January 31, 2026, and met with its management team, as well as with representatives of Ernst & Young LLP, the company’s independent registered public accounting firm, to discuss the audited consolidated financial statements and management’s assessment and Ernst & Young’s evaluation of the effectiveness of the company’s internal control over financial reporting as of January 31, 2026. The audit committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the audit committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with Ernst & Young LLP the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.
Based on these discussions, the financial statement review, and other matters it deemed relevant, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements for its fiscal year ended January 31, 2026 be included in its Annual Report on Form 10-K for its 2026 fiscal year.

Audit Committee
Rob Bernshteyn (Chair) Anthony Bates Jeff Epstein*

* Mr. Epstein served as our audit committee chair until March 2026 and during his tenure, participated in the actions referenced in this report.

26	2026 Proxy Statement	Okta, Inc.

03

Proposal Three: Approval, on an Advisory Non-Binding Basis, of the Compensation of Our Named Executive Officers
We are asking our stockholders to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers (“NEOs”) for fiscal 2026 as disclosed in this Proxy Statement. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance, and align the compensation of our NEOs with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis,” and the compensation tables and narrative disclosure that follow for information about our executive compensation program, including details of the fiscal 2026 compensation of our NEOs.
This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in our Proxy Statement. Our board and our compensation and governance committee believe that these policies and practices effectively implement our compensation philosophy and achieve our compensation program goals.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution:
RESOLVED, that the stockholders hereby approve, on an advisory non-binding basis, the compensation paid to Okta’s NEOs, as disclosed in the company’s proxy statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy at the Annual Meeting and entitled to vote thereon.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our board, and our compensation and governance committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, and will consider the outcome of this vote when making future executive compensation decisions.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Okta, Inc.	2026 Proxy Statement	27

Proposal Three: Advisory Non-Binding Vote to Approve the Compensation of Our Named Executive Officers
Executive Officers
The following table sets forth information regarding our executive officers, including their ages, as of May 7, 2026:

Name	Age	Positions and Offices Held with the Company
Todd McKinnon	54	Chief Executive Officer, Chairperson of our Board and Director
Brett Tighe	46	Chief Financial Officer
Jon Addison	51	Chief Revenue Officer
Eric Kelleher	54	President and Chief Operating Officer
Shibu Ninan	51	Chief Accounting Officer
Larissa Schwartz	54	Chief Legal Officer and Corporate Secretary
Information Concerning Executive Officers

In addition to Mr. McKinnon, who serves as a director and whose biography is included under “Proposal One: Election of Directors” above, our executive officers as of May 7, 2026 consisted of the following individuals:
Brett Tighe
Mr. Tighe has served as our CFO since January 2022. Prior to his current role, Mr. Tighe served as our interim Chief Financial Officer from June 2021 to January 2022, Senior Vice President of Finance and Treasurer from May 2017 to June 2021, Vice President, FP&A from June 2016 to May 2017 and as head of worldwide FP&A from April 2015 to May 2016. From May 2004 to March 2015, Mr. Tighe served in various finance roles, most recently as Senior Director, Corporate Finance & Strategy, at Salesforce, Inc. Mr. Tighe holds a Master of Business Administration from the University of San Francisco and a Bachelor of Arts from the University of California, Santa Barbara.
Jon Addison
Mr. Addison has served as our Chief Revenue Officer (“CRO”) since November 2023. Prior to his current role, Mr. Addison served as our Interim Chief Revenue Officer from February 2023 to November 2023 and as our General Manager of EMEA from September 2021 to November 2023. Before joining Okta, Mr. Addison served as Vice President, EMEA & LATAM, Talent Solutions at LinkedIn from September 2019 to October 2021 and as Head of Sales, Talent Solutions, U.K., from October 2016 to September 2019. Earlier in his career, Mr. Addison held various roles at Oracle, Finastra, Opentext, Pitney Bowes and CapGemini. Mr. Addison holds a Bachelor’s Degree in Geography and Economics from King's College London.
Eric Kelleher
Mr. Kelleher has served as our President and COO since February 2025. Mr. Kelleher previously served as our President, Customer Experience and Communication from February 2024 to January 2025, as Chief Customer Officer from October 2020 to January 2024, as Senior Vice President, Customer First from December 2019 to September 2020 and as Senior Vice President, Global Services from October 2016 to December 2019. Mr. Kelleher previously held various leadership roles at SaaS software companies, including at Salesforce, Inc. and at LinkedIn Corp. Mr. Kelleher holds a Master of Science degree in computer science from Stanford University and a Bachelor of Science degree in computer science and economics from Georgetown University.
Shibu Ninan
Mr. Ninan has served as our Chief Accounting Officer since August 2022. Prior to his current role, Mr. Ninan served as Vice President, Chief Accounting Officer at Veritas Technologies LLC, a data management company, from July 2015 to August 2022 and as Chief Accounting Officer at Saba Software, Inc., a cloud-based intelligent talent management solutions company acquired by Cornerstone OnDemand, Inc., from November 2013 to June 2015. Earlier in his career, Mr. Ninan served as a Senior Manager at KPMG US and at Deloitte India. Mr. Ninan holds a Bachelor of Commerce degree from Bangalore University, a Chartered Accountancy from the Institute of Chartered Accountants of India and a Certified Public Accountancy from the American Institute of Certified Public Accountants.

28	2026 Proxy Statement	Okta, Inc.

Proposal Three: Approval, on an Advisory Non-Binding Basis, of the Compensation of Our Named Executive Officers
Larissa Schwartz
Ms. Schwartz has served as our CLO and Corporate Secretary since March 2023. Prior to her current role, Ms. Schwartz served as our Senior Vice President, Deputy General Counsel, Corporate & Securities from August 2020 to March 2023, as Vice President, Associate General Counsel, Corporate & Securities from June 2017 to August 2020, as Associate General Counsel, Senior Director, Corporate & Securities from November 2015 to June 2017 and as Assistant Corporate Secretary from December 2015 to March 2023. From October 2012 to November 2015, Ms. Schwartz served as Corporate Counsel at Jazz Pharmaceuticals plc, a biopharmaceutical company. Prior to that, Ms. Schwartz served as a corporate attorney at the law firms of Fenwick & West LLP and Simpson Thacher & Bartlett LLP. Ms. Schwartz holds a Juris Doctor from the University of Hawaii at Manoa, a Master in Philosophy and a Master of Arts from Yale University and a Bachelor of Arts from Middlebury College.
On April 22, 2026, we announced that Ms. Schwartz will step down from her role as our CLO and Corporate Secretary effective July 31, 2026. See “Compensation Discussion and Analysis—Potential Payments upon Termination or Change in Control—Transition Agreement with Ms. Schwartz” below for more information.

Compensation Discussion and Analysis	This Compensation Discussion and Analysis describes our executive compensation program and the decisions in fiscal 2026 regarding the compensation for our NEOs, who, for fiscal 2026, were as follows:

	Todd McKinnon	our CEO, Chairperson of our Board and co-founder;
	Brett Tighe	our CFO;
	Jon Addison	our CRO;
	Eric Kelleher	our President and COO; and
	Larissa Schwartz	our CLO and Corporate Secretary.

Executive Summary

Okta is the leading independent identity partner. Our vision is to free everyone to safely use any technology, and we believe identity is the key to making that happen. Our purpose is to bring simple and secure digital access to people and organizations everywhere. Our Okta Platform and Auth0 Platform enable our customers to securely connect the right people to the right technologies and services at the right time.

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Compensation Discussion and Analysis
Highlights of Fiscal 2026 Corporate Performance
Specific financial highlights of our performance in fiscal 2026 include:
•Revenue: Total revenue was $2.919 billion, an increase of 12% year-over-year. Subscription revenue was $2.855 billion, an increase of 12% year-over-year.
•Remaining Performance Obligations (“RPO”): RPO, or subscription backlog, was $4.827 billion, an increase of 15% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $2.513 billion, an increase of 12% year-over-year.
•GAAP Operating Income/Loss: GAAP (as defined below) operating income was $149 million, or 5% of total revenue, compared to a GAAP operating loss of $74 million, or (3)% of total revenue for fiscal 2025.
•Non-GAAP Operating Income: Non-GAAP operating income was $766 million, or 26% of total revenue, compared to a non-GAAP operating income of $587 million, or 22% of total revenue for fiscal 2025.
•Net Income: GAAP net income was $235 million, compared to a GAAP net income of $28 million for fiscal 2025. GAAP basic and diluted net income per share were $1.33 and $1.31, respectively, compared to a GAAP basic and diluted net income per share of $0.16 and $0.06, respectively, for fiscal 2025. Non-GAAP net income was $646 million, compared to non-GAAP net income of $510 million for fiscal 2025. Non-GAAP diluted net income per share was $3.50, compared to non-GAAP diluted net income per share of $2.81 for fiscal 2025.
•Cash Flow: Net cash provided by operations was $884 million, or 30% of total revenue, compared to $750 million, or 29% of total revenue, for fiscal 2025. Free cash flow was $863 million, or 30% of total revenue, compared to $730 million, or 28% of total revenue, for fiscal 2025.
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income or loss, non-GAAP operating margin, non-GAAP net income or loss, non-GAAP net margin, non-GAAP net income or loss per share, basic and diluted, non-GAAP tax rate, free cash flow and free cash flow margin. For a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see the “Reconciliation of GAAP to Non-GAAP Data” section (pages 10 to 12) of Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on March 4, 2026.
Key Actions of Fiscal 2026 Executive Compensation Program
Consistent with our performance and compensation objectives for fiscal 2026, our compensation committee took the following key actions relating to the compensation of our NEOs for fiscal 2026:
•Base Salary: Increased the annual base salary for our CEO, which had not changed since February 2018, by 125% to bring his base salary within a competitive market range, while increasing the annual base salaries for our CFO, CLO and CRO, between 3.5% and 8%, based on an evaluation of competitive market data and a holistic review of the factors described in “Compensation-Setting Process—Role of the Compensation Committee” below. Additionally, Mr. Kelleher received a 27% base salary increase in connection with his promotion to President and COO on February 1, 2025.
•Short-Term Incentive Compensation: Awarded bonus payouts to our NEOs at 98.7% of their respective fiscal 2026 target bonus opportunities based on achievement of the performance objectives established under our Senior Executive Incentive Bonus Plan (the “Bonus Plan”). Mr. Addison did not participate in the Bonus Plan and instead participated in a separate sales commission plan (the “Sales Commission Plan”). Based upon the level of achievement of company performance, Mr. Addison attained 150% of his target commission-based cash incentive award opportunity.
•Long-Term Incentive Compensation: Granted PSU awards, in addition to time-based RSU awards, to our NEOs at the same mix as awards granted in fiscal 2025.
The PSU awards granted in fiscal 2026 have the same design as our PSU awards granted in fiscal 2025 and the fiscal year ended January 31, 2024 (“fiscal 2024”). The fiscal 2026 PSU award design allows for 0% to 200% of the target number of PSUs to be earned based on our relative total stockholder return (“TSR”) compared to the Nasdaq Composite Index TSR during three performance periods—a one-, two- and three-year performance period—each beginning on the first day of fiscal 2026 (February 1, 2025). Based on the company’s relative TSR performance over the one-, two- and three-year performance periods ended January 31, 2026, tranche one of the fiscal 2026 PSUs, tranche two of the fiscal 2025 PSUs and tranche three of the fiscal 2024 PSUs were earned at 100%, 100% and 161%, respectively, of target. Our PSU program is described in more detail in “Elements of Our Executive Compensation Program—PSU Awards” below.

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Compensation Discussion and Analysis
•Stock Ownership Guidelines: We maintain stock ownership guidelines for our non-employee directors and executive officers who are subject to Section 16 of the Exchange Act. Our stock ownership guidelines are described in more detail in “Other Compensation Policies—Stock Ownership Guidelines” below.
•Compensation Clawback Policy: We maintain a compensation clawback policy that complies with the requirements of Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards providing for the recovery of certain incentive-based compensation paid to current or former executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements. Our compensation clawback policy is described in more detail in “Other Compensation Policies—Compensation Clawback Policy” below.
The term “compensation committee” refers to the committee that took the actions described in this Compensation Discussion and Analysis prior to the formation of our combined compensation and governance committee in March 2026.
Fiscal 2026 Executive Compensation Policies and Practices

Our executive compensation policies and practices reinforce our “pay-for-performance” philosophy and align with sound governance principles. Listed below are highlights of our fiscal 2026 compensation policies and practices.

What We Do	What We Do Not Do
Use a “pay-for-performance” philosophy to align executive compensation with performance
No “single-trigger” cash or service-vesting equity change-in-control payments or benefits for our executive officers; performance-vesting equity accelerates only to the extent of attainment of preestablished performance goals

Use equity-based compensation to deliver a significant majority of the target total direct compensation of our executive officers to further align their interests with those of our stockholders	No tax reimbursement payments or “gross-ups” for any tax liability on severance or change-in-control payments or other benefits other than the “gross-up” of taxes on relocation benefits for our CRO
Establish maximum payout amounts under our Bonus Plan and require a threshold level of achievement for payout with respect to each performance measure	No guaranteed bonuses and no guaranteed base salary increases
Conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management	No post-termination retirement, pension or deferred compensation benefits, other than participation in our 401(k) plan on the same terms as our other employees
Maintain a compensation and governance committee consisting solely of independent directors with extensive relevant experience	No material perquisites other than relocation benefits and associated tax gross-up for our CRO, and no health or other benefits, other than those that are generally available to our other employees
Conduct an annual review of our executive compensation strategy, competitiveness and compensation peer group	No strict benchmarking of compensation to a specific percentile of our compensation peer group
Maintain stock ownership guidelines for our executive officers and non-employee directors	No hedging or pledging of our equity securities by our directors or any employees, including our executive officers
Retain an independent compensation consultant that reports directly to our compensation and governance committee
Maintain an Exchange Act Rule 10D-1 and Nasdaq-compliant compensation clawback policy for our executive officers

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Compensation Discussion and Analysis
Results of Advisory Say-on-Pay Vote and Stockholder Feedback on Executive Compensation

We value the opinions of our stockholders. Our board and our compensation committee consider stockholder feedback, in addition to the outcome of our advisory non-binding Say-on-Pay vote, when evaluating our executive compensation program design and making compensation decisions.
Our 2025 advisory non-binding Say-on-Pay vote received 94.6% support, which reflects strong stockholder support for the current structure of our executive officers’ compensation. We also received positive feedback about our executive compensation program during our annual stockholder engagement program. As in past years, in the fall of 2025 (fiscal 2026), we met with representatives of several of our top institutional stockholders, including governance professionals from passive investment funds and portfolio managers from active investment funds. We learned that these stockholders continue to view our executive compensation program, policies and practices favorably. In particular, they support our efforts to align executive pay with our company’s performance, such as by including performance-based equity in our long-term incentive compensation program.
Based in part on the stockholder feedback we received in these and past outreach discussions, our compensation committee maintained the significant percentage of our overall equity awards granted to our executive officers that consist of PSUs (60% for our CEO and 50% for our other executive officers).
Executive Compensation Philosophy, Objectives and Design

We believe an executive compensation program should drive and reward performance in accordance with the long-term interests of our stockholders. Our executive compensation program is therefore designed to achieve three objectives:
•attract, motivate, engage and retain our executive officers, who contribute to our long-term success;
•provide compensation packages that are competitive and reward the achievement of our business objectives; and
•align our executive officers’ interests with our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term stockholder value.
Our program incorporates a mix of base salary, short-term cash incentives and long-term equity awards. We do not use a fixed formula to determine the mix of these elements. Instead, our compensation committee evaluates each executive’s total compensation package on an individualized basis to ensure the overall mix remains competitive and consistent with the objectives of our executive compensation program.
A significant majority of annual target total direct compensation is weighted toward variable, long-term and “at-risk” equity compensation. We believe this weighting effectively incentivizes our executive officers to create sustainable long-term value for our stockholders.
We evaluate our executive compensation philosophy and executive compensation program at least annually.
Compensation Committee Oversight of Executive Compensation Process

Our compensation committee discharges many of the responsibilities of our board relating to the compensation of our executive officers:
•Making recommendations to our board regarding the compensation of the non-employee directors of our board (described in “Corporate Governance—Non-Employee Director Compensation” above) and regularly reporting to our board on its discussions, decisions and other actions.
•Overseeing the compensation structure, policies and programs for our employees generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers. Our compensation committee has the authority to retain, and has retained, an independent compensation consultant to support its review and oversight of our executive compensation program.
•Reviewing and directly setting the base salary levels, short-term incentive compensation opportunities and long-term incentive compensation opportunities of our executive officers annually. Long-term incentive compensation is granted on a regularly-scheduled basis, as described in “Other Compensation Policies—Amended and Restated Equity Award Grant Policy” below.

32	2026 Proxy Statement	Okta, Inc.

Compensation Discussion and Analysis
Compensation-Setting Process

Role of Our Compensation Committee
Our compensation committee determines the target total direct compensation opportunities for our executive officers. When making these decisions, our compensation committee reviews recommendations from our CEO (other than with respect to himself) and other data, including input from its independent compensation consultant, using a competitive market analysis of compensation survey data and publicly-available compensation data of our compensation peer group. Our compensation committee then draws upon its members’ experience and exercises its independent judgment to determine the annual target total direct compensation opportunity and each element of compensation for each of our executive officers.
Our compensation committee does not rely on a single method or measure in making its determinations, nor does it establish specific targets for the total direct compensation opportunities of our executive officers. Nonetheless, our compensation committee begins its deliberations on cash and equity compensation levels with reference to the 25th, 50th and 75th percentile levels for cash compensation and target total direct compensation, as reflected in competitive market data. For more information, please see “Competitive Positioning” below.
When determining the amount and approving each compensation element and the target total direct compensation opportunities for our executive officers, our compensation committee considers, among other factors:
•our performance against the corporate performance objectives established by our compensation committee and our board;
•our financial performance relative to our compensation peer group;
•the compensation levels and practices of our compensation peer group and/or selected broad-based compensation surveys;
•each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the scope of each individual executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys; and
•the performance of each individual executive officer, based on a subjective assessment of their contributions to our overall performance, ability to lead their function and to work as part of a team.
These considerations encourage internal compensation equity among our individual executive officers and provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor dictates specific pay levels, nor is the impact of any factor on the ultimate pay level decisions quantifiable. Instead, our compensation committee uses its judgment to evaluate the factors as a whole in reaching compensation decisions.
Role of Our CEO
In discharging its responsibilities, our compensation committee works with members of management, including our CEO. Management assists our compensation committee by providing information on corporate and individual performance, financial impact analysis, competitive market compensation data and management’s perspective on compensation matters. Our CEO makes compensation recommendations for each of our executive officers other than himself. These recommendations cover each executive officer’s target total direct compensation opportunity, consisting of base salary, short-term incentive compensation opportunity and long-term incentive compensation in the form of equity awards. In making these compensation recommendations, our CEO considers a variety of factors, including the company’s business results, the executive officer’s individual contribution toward these results, the executive officer’s role and performance of their duties, whether the executive officer has achieved their individual goals and the relative internal compensation equity among all of our executive officers.
Our compensation committee reviews and evaluates the recommendations of our CEO (other than with respect to himself) and other data, and then exercises its own independent judgment to determine the target total direct compensation opportunity, and each element thereof, for each of our executive officers, including our CEO. While our CEO periodically attends meetings of our compensation committee, the committee meets regularly in executive sessions outside the presence of our CEO when determining his compensation, assessing his performance and discussing other matters.

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Compensation Discussion and Analysis
Role of the Compensation Consultant
Our compensation committee engages an independent compensation consultant to provide information, analysis and other advice relating to our executive compensation program and the decisions resulting from our compensation committee’s annual executive compensation review. For fiscal 2026, our compensation committee retained Compensia, a nationally recognized compensation consulting firm with expertise relating to technology companies, to provide support with its review and oversight of our executive compensation program. Compensia provides our compensation committee with market information, analysis and other advice relating to executive compensation on an ongoing basis. Compensia is engaged directly by our compensation committee to, among other things:
•assist in developing a relevant group of peer companies to help our compensation committee determine the appropriate level of overall compensation for our executive officers;
•assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair;
•review and provide recommendations regarding the compensation of the non-employee directors of our board;
•provide market practices for equity compensation design;
•conduct an executive compensation risk assessment;
•coordinate with our management for data collection and job matching for our executive officers; and
•support other ad hoc matters, such as compensation packages for new executive officers, throughout the year.
After considering the factors specified in the SEC rules and applicable Nasdaq listing standards, our compensation committee determined that its relationship with Compensia, and the work of Compensia on its behalf, has not raised any conflict of interest. Our compensation committee reviews these factors on an annual basis. As part of our determination of Compensia’s independence, our compensation committee received written confirmation from Compensia addressing these factors and stating Compensia’s belief that it remains an independent compensation consultant to our compensation committee.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, our compensation committee reviews and considers the compensation levels and practices of a group of peer companies.
Our compensation committee annually evaluates and, as warranted, updates the companies that comprise our compensation peer group. In September 2024, with the assistance of Compensia, our compensation committee reviewed and updated the peer group used as a reference when making compensation decisions for fiscal 2026. We developed our peer group for fiscal 2026 from publicly-traded companies with three primary characteristics:
•a focus on software, with an emphasis on application software, internet and services and systems software business models;
•revenue of approximately $1.2 billion to approximately $7.4 billion (0.5 to 3.0 times our last four fiscal quarters’ revenue of approximately $2.5 billion); and
•a market capitalization of approximately $3.9 billion to approximately $61.5 billion (within a range of 0.25 to 4.0 times our 30-day average market capitalization of approximately $15.4 billion in September 2024).
Where appropriate, we further refined our peer group by focusing on SaaS and cloud-based enterprise software companies, companies with strong one-year and three-year revenue growth and companies based in the San Francisco Bay Area or in other U.S. metropolitan areas. We also considered any recent changes to our business and the businesses of companies in our compensation peer group. Based on the foregoing review, our compensation committee determined that no adjustments to the compensation peer group used in fiscal 2025 were necessary, except for the removal of Splunk due to its acquisition in March 2024. Accordingly, our compensation committee approved the following compensation peer group to assist with the determination of fiscal 2026 compensation for our NEOs:

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Compensation Discussion and Analysis

Cloudflare	HubSpot	Twilio
CrowdStrike Holdings	MongoDB	UiPath
DocuSign	Nutanix	Workday
Dynatrace	Palo Alto Networks	Zoom Video Communications
Elastic	Paycom Software	Zscaler
GoDaddy	RingCentral
Our compensation committee evaluates the competitive market using data drawn from the public filings of the companies in our compensation peer group, data from a custom peer cut of the Radford Global Technology survey (which consisted of 15 of our compensation peer companies) and proprietary data provided by Compensia. This data helps our compensation committee understand how our pay practices and the compensation levels of our NEOs compare to the peer group levels when determining the annual target total direct compensation opportunities for our NEOs.
Compensation Risk Assessment
As part of its risk oversight responsibilities, our compensation committee considers potential risks when evaluating our compensation programs, including our executive compensation program. Our compensation committee conducts this risk assessment at least annually in collaboration with our management team. Based on its most recent review, our compensation committee concluded that our compensation programs, including our executive compensation program, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on our company or our operations.
Elements of Our Executive Compensation Program

Our executive compensation program consists of the following primary elements:
•base salary;
•short-term incentive compensation in the form of annual bonuses and, for Mr. Addison, in the form of sales commissions;
•long-term incentive compensation in the form of equity awards; and
•severance and change-in-control-related payments and benefits.
We also provide our executive officers with comprehensive employee health and welfare benefit programs, including medical, dental and vision insurance, a 401(k) plan in the United States, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs made available to all our eligible employees.
We believe these elements provide a compensation package that attracts and retains qualified individuals, links individual performance to company performance, focuses the efforts of our executive officers on the achievement of both our short-term and long-term objectives and further aligns the interests of our executive officers with those of our stockholders.
Base Salaries
An annual base salary is the only fixed element of target total direct compensation that we provide to each of our executive officers. This provides them a degree of certainty, since the significant majority of their compensation is based on equity awards, the value of which varies based on our stock price. Our compensation committee recognizes that base salaries are an important element of compensation that help attract and retain highly qualified executive talent.
At the beginning of each fiscal year, our compensation committee reviews, and adjusts as necessary, the annual base salaries for each of our executive officers, including our CEO. Our compensation committee does not apply specific formulas in setting annual base salary levels or determining adjustments from year to year. However, in completing its annual review and adjustment, our compensation committee generally intends to pay our executive officers annual base salaries that are competitive with current market practice (as reflected by an analysis of data prepared by its independent compensation consultant, drawn from our compensation peer group, a custom peer cut of the Radford Global Technology survey and proprietary data provided by Compensia). Our compensation committee also considers the factors described in “Compensation-Setting Process—Role of the Compensation Committee” above, as well as the recommendations of our CEO (other than with respect to himself).
Our compensation committee reevaluated the annual base salaries of our executive officers in March 2025 as part of its annual review of our executive compensation program. At that time, our compensation committee decided to increase the annual base salaries for each of our NEOs. Additionally, the base salary for Mr. Kelleher was increased in February 2025 in connection with his promotion to President and COO.

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Compensation Discussion and Analysis
Our compensation committee increased the annual base salary of our CEO, taking into account competitive market pay levels, as well as Mr. McKinnon’s individual performance and responsibilities. Our compensation committee decided to increase Mr. McKinnon’s base salary, which had not been adjusted for eight years, following an evaluation of competitive market data and a holistic review of the factors described in “Compensation-Setting Process—Role of the Compensation Committee” above. Based on a similar evaluation for our other NEOs, our compensation committee also decided to increase the annual base salaries of Mr. Tighe and Ms. Schwartz by 8% and Mr. Addison by 3.5%, respectively.
The annual base salaries of our NEOs for fiscal 2026, as determined in March 2025, and, to the extent serving as an executive officer, for fiscal 2025, were as follows:
Annual Base Salaries for Fiscal 2026

NEO	Fiscal 2025 Annual Base Salary ($)	Fiscal 2026 Annual Base Salary(1) ($)	Percentage Increase in Annual Base Salary
Mr. McKinnon	306,000	688,500	125%
Mr. Tighe	494,400	533,952	8%
Mr. Addison	450,000	465,750	3.5%
Mr. Kelleher(2)	—	500,000	—
Ms. Schwartz	463,500	500,580	8%
(1)Changes in base salaries, other than for Mr. Kelleher, were effective May 1, 2025. As a result, the base salaries presented in this table may vary from the base salaries presented in the “Fiscal 2026 Summary Compensation Table.”
(2)Mr. Kelleher’s base salary change was effective February 1, 2025, upon his promotion to President and COO and designation as an executive officer.
The base salaries actually paid to our NEOs during fiscal 2026 are set forth in the “Fiscal 2026 Summary Compensation Table” below.
Annual Performance-Based Incentive Compensation
We use performance-based incentives to motivate our executive officers, including our CEO, to achieve our annual financial and operational objectives, while making progress toward our longer-term strategic and growth goals. Typically, near the beginning of each fiscal year, our compensation committee selects performance criteria and sets target achievement levels for the Bonus Plan, and determines each plan participant’s target annual incentive compensation opportunity as a percentage of their base salary, the performance measures and the associated target levels for each measure and the potential payments based on actual performance for the fiscal year. When setting annual incentive compensation opportunities of our executive officers, our compensation committee considers the factors described in “Compensation-Setting Process—Role of the Compensation Committee” above, as well as the recommendations of our CEO (other than with respect to himself).
Overview and Structure
In March 2025, our compensation committee approved the performance criteria and related target levels under the Bonus Plan for fiscal 2026. As approved, the Bonus Plan provided for an annual performance period.
Target Annual Incentive Compensation Opportunities
In March 2025, in connection with its review of our executive compensation program, our compensation committee reviewed the target annual incentive compensation opportunities for our executive officers who were eligible to participate in the Bonus Plan. Our compensation committee evaluated a competitive market analysis prepared by its independent compensation consultant, which included consideration of compensation data from our compensation peer group, a custom peer cut of the Radford Global Technology survey and proprietary data provided by Compensia. Additionally, our compensation committee considered recommendations from our CEO (other than with respect to himself) and the factors described in “Compensation-Setting Process—Role of the Compensation Committee” above. Following its review, our compensation committee adjusted the target opportunities for those executive officers whose target total cash compensation was below the levels targeted by our compensation committee. Consistent with this review, our compensation committee determined that the target annual incentive compensation opportunity for our CFO would remain unchanged from fiscal 2025, and the target annual incentive compensation opportunities for our CEO and our CLO would increase by 35% and 15% of their annual base salary, respectively. Our compensation committee made no further adjustments for Mr. Kelleher’s target annual incentive compensation opportunity in March 2025, having set his opportunity at 65% of his annual base salary in connection with his promotion to President and COO effective February 1, 2025.

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Compensation Discussion and Analysis
The target annual incentive compensation opportunities of our eligible NEOs for fiscal 2026 as determined in March 2025 were as follows:
Target Annual Incentive Compensation Opportunities for Fiscal 2026

NEO	Fiscal 2025 Target Annual Incentive Compensation Opportunity as Percentage of Base Salary	Fiscal 2026 Target Annual Incentive Compensation Opportunity as Percentage of Base Salary(1)
Mr. McKinnon	65%	100%
Mr. Tighe	65%	65%
Mr. Kelleher	—	65%
Ms. Schwartz	50%	65%
(1)Changes in target annual incentive compensation opportunities, other than for Mr. Kelleher, were effective May 1, 2025.
Mr. Addison did not participate in the Bonus Plan in fiscal 2026. However, as discussed below, he participated in a Sales Commission Plan with a target sales commission opportunity equal to 100% of his annual base salary.
Corporate Performance Measures
To measure performance for purposes of the Bonus Plan, in March 2025 our compensation committee selected revenue (weighted 60%) and non-GAAP operating income (weighted 40%) as the corporate performance measures that best supported our annual operating plan and enhanced long-term value creation for our stockholders. For this purpose:
•“revenue” meant our GAAP revenue as reflected in our annual financial statements; and
•“non-GAAP operating income” meant GAAP operating income (loss) as reflected in our annual financial statements, adjusted to exclude expenses related to stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition- and integration-related expenses, restructuring costs related to severance and termination benefits and lease impairments in connection with the closing of certain leased facilities and certain non-ordinary course legal settlements and related expenses.
Bonus Plan Funding Methodology
The threshold, target and maximum performance goals for each measure and the percentage of target bonus earned at each performance level for the Bonus Plan in fiscal 2026 were as follows:
Fiscal 2026 Bonus Plan Performance Measures and Targets

	Revenue (60% weight)			Non-GAAP Operating Income (40% weight)
	Total Revenue (in millions) ($)	Percentage of Target Goal Achieved	Percentage of Target Bonus Earned	Total Non-GAAP Operating Income (in millions) ($)	Percentage of Target Goal Achieved	Percentage of Target Bonus Earned

Maximum	3,181	110%	120%	953	120%	120%
Target	2,892	100%	100%	794	100%	100%
Threshold	2,603	90%	80%	636	80%	60%

If actual performance for fiscal 2026 was less than 90% of the revenue performance target or 80% of the non-GAAP operating income target, no payment would be earned with respect to such performance measure. Our compensation committee set challenging thresholds to ensure that incentive payments would require significant achievement, reflecting significant effort by our executive officers. Total potential payments were capped at 120% of the target annual incentive compensation opportunities to manage our potential short-term incentive compensation expense and mitigate incentivizing undue risk taking in our executive compensation program, while still maintaining appropriate incentives for our executive officers.
With respect to the revenue measure, for each additional 1% achievement between 90% and 110% of target, the percentage of target bonus earned would increase by 2%, with a maximum bonus payment of 120% of target.
With respect to the non-GAAP operating income measure, for each additional 1% achievement between 80% and 100% of target, the percentage of target bonus earned would increase by 2%, and for each additional 1% achievement between 100% and 120% of target, the percentage of target bonus earned would increase by 1%, with a maximum bonus payment of 120% of target.

Okta, Inc.	2026 Proxy Statement	37

Compensation Discussion and Analysis
Fiscal 2026 Performance and Payments
Following the completion of fiscal 2026, our compensation committee assessed our performance against the corporate performance goals established under the Bonus Plan using the process described above. First, our compensation committee measured actual Bonus Plan performance against the pre-established target levels for each corporate performance measure for the fiscal year. For fiscal 2026, our achievement relative to the target performance levels in the Bonus Plan was as follows:

Performance Measure	Target (in millions) ($)	Result (in millions) ($)	Actual Achievement of Target	Bonus Earned
Revenue	2,892	2,919	101.0%	102.0%
Non-GAAP Operating Income	794	770	97.0%	93.9%
Based on a relative weighting of 60% for the revenue performance measure and 40% for the non-GAAP operating income performance measure, the Bonus Plan for fiscal 2026 was funded at 98.7%.
As a result, the total payments to our eligible NEOs under the Bonus Plan in fiscal 2026 were as follows:

Bonus Plan Payments for Fiscal 2026

NEO	Fiscal 2026 Target Annual Incentive Compensation Opportunity(1) ($)	Fiscal 2026 Actual Annual Incentive Compensation Payment ($)
Mr. McKinnon	569,118	561,719
Mr. Tighe	340,800	336,370
Mr. Kelleher	325,000	320,775
Ms. Schwartz	302,547	298,614
(1)Represents the fiscal 2026 target annual incentive compensation opportunity for each NEO prorated for base salary and target annual incentive compensation opportunity changes effective May 1, 2025.
The fiscal 2026 incentive compensation payments under the Bonus Plan were made in cash.
Sales Commission Plan for Mr. Addison
Rather than participate in the Bonus Plan, Mr. Addison was eligible to receive cash sales commissions based on the company’s achievement of one or more specific fiscal 2026 net annualized recurring revenue (“net ARR”) objectives. Mr. Addison’s target sales commission opportunity was set at 100% of his annual base salary. The entire commission-based target amount was related to the achievement of a pre-established annual net ARR objective. We are not disclosing the fiscal 2026 target, or actual net ARR results, as these amounts represent confidential information, the disclosure of which would result in competitive harm to the company. However, our compensation committee set the target at an objectively rigorous level so as to require significant effort and achievement by Mr. Addison and our go-to-market organization to be achieved.
For fiscal 2026, Okta’s actual net ARR was above the target level set for Mr. Addison. As a result, Mr. Addison’s actual commission-based short-term incentive award was equal to 150% of his target incentive award opportunity. Mr. Addison’s award was based on a pre-established formula and was not subject to the exercise of discretion by our compensation committee. The amount paid to Mr. Addison pursuant to his Sales Commission Plan for fiscal 2026 was $692,964, which was paid in cash.
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards has a direct relationship to our stock price; therefore, these awards are an incentive for our executive officers to create sustainable value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market. In fiscal 2026, long-term equity awards were granted in the form of PSUs and RSUs.
PSU awards provide a direct link between compensation and stockholder return, motivating our executive officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives. We further believe that RSU awards provide a strong retention incentive for our executive officers, provide a reward for growth in the value of our Class A common stock and are less dilutive than other equity vehicles, such as stock options, to our stockholders. Since their value increases with any increase in the value of the underlying shares, RSU awards serve as an incentive which aligns with the long-term interests of our executive officers and stockholders. Unlike stock options, however, RSU awards have real economic value when they vest, even if the market price of our Class A common stock declines or stays flat, thus delivering more predictable value to our executive officers and providing retentive value even in a down market.

38	2026 Proxy Statement	Okta, Inc.

Compensation Discussion and Analysis
Long-term incentive compensation opportunities in the form of equity awards are granted by our compensation committee on a regularly-scheduled basis, as described in “Other Compensation Policies—Amended and Restated Equity Award Grant Policy” below and are typically granted annually.
Annual Equity Awards
In March 2025, our compensation committee determined to maintain the same percentage of performance-based equity awards in fiscal 2026 as was granted to our executive officers in fiscal 2025. As a result, the annual equity awards granted to our then-executive officers consisted of a mix, based on the number of underlying shares at target, of service-based RSU awards (40% for the CEO and 50% for our other executive officers) and PSU awards (60% for the CEO and 50% for our other executive officers).
In determining the aggregate value of the equity awards granted to our executive officers in fiscal 2026, our compensation committee considered our performance, a competitive market analysis prepared by its independent compensation consultant using specific compensation data for each executive officer (drawn from our compensation peer group, a custom peer cut of the Radford Global Technology survey and proprietary data provided by Compensia), the criticality of individual roles, recent promotions, the individual skills, experience and performance of each executive officer and the mix of cash and equity compensation to ensure that equity awards would motivate the creation of long-term value. In addition, our compensation committee considered the factors described in “Compensation-Setting Process—Role of the Compensation Committee” above.
In March 2025, our compensation committee granted the following annual equity awards to our NEOs:
Annual Equity Awards for Fiscal 2026

NEO	PSU Awards that May be Earned and Settled in Shares of our Class A Common Stock (value of underlying stock based on target performance) ($)(1)	PSU Awards that May be Earned and Settled in Shares of our Class A Common Stock (target number of shares)(2)	RSU Awards that May be Settled in Shares of our Class A Common Stock (value) ($)(1)	RSU Awards that May be Settled in Shares of our Class A Common Stock (number of shares)(3)
Mr. McKinnon	12,600,000	133,052	8,400,000	88,702
Mr. Tighe	4,000,000	42,239	4,000,000	42,239
Mr. Addison	3,500,000	36,959	3,500,000	36,959
Mr. Kelleher	6,000,000	63,358	6,000,000	63,358
Ms. Schwartz	3,500,000	36,959	3,500,000	36,959
(1)The value reported differs from the grant date fair value calculated in accordance with ASC Topic 718. For the grant date fair value of the PSU awards and RSU awards, please see the “Fiscal 2026 Summary Compensation Table” and “Fiscal 2026 Grants of Plan-Based Awards Table” below.
(2)The number of shares of our Class A common stock subject to these PSU awards based on target performance was calculated by dividing the target dollar value of the award by the average closing market price on the Nasdaq Global Select Market of one share of our Class A common stock during February 2026, which was $94.70 per share.
(3)The number of shares of our Class A common stock subject to these RSU awards was calculated by dividing the target dollar value of the award by the average closing market price on the Nasdaq Global Select Market of one share of our Class A common stock during February 2026, which was $94.70 per share.
PSU Awards
The PSU awards granted to our NEOs in fiscal 2026 were and are to be earned, if at all, based on the performance of our TSR relative to the TSR of the companies comprising the Nasdaq Composite Index (the “Index”), which is the same group used for purposes of determining the PSU awards earned by our NEOs in fiscal 2024 and fiscal 2025. The comparative performance is assessed during three separate and overlapping performance periods:
•Performance Period 1: One-year period from February 1, 2025 through January 31, 2026 (capped at 100% payout).
•Performance Period 2: Two-year period from February 1, 2025 through January 31, 2027 (capped at 100% payout).
•Performance Period 3: Three-year period from February 1, 2025 through January 31, 2028 (cumulative true-up for Performance Periods 1 and 2 is capped at a maximum of 200% payout).
The number of units earned for each performance period will be determined by multiplying the Achievement Factor (as defined below) for such performance period by one-third of the total number of units granted to the NEO, subject to such NEO remaining in our service as a director, consultant or employee through March 15th of the calendar year in which the applicable performance period ends. Each earned unit granted pursuant to the PSU awards represents a contingent right to receive one share of our Class A common stock upon settlement.

Okta, Inc.	2026 Proxy Statement	39

Compensation Discussion and Analysis
Following the end of each performance period, our compensation committee will compare our TSR to the TSR of the Index for that performance period and determine the Achievement Factor, based on our relative TSR. The following table shows how the Achievement Factor for each performance period will be determined:

Relative TSR for Performance Periods 1 and 2	Achievement Factor	Performance Period Payout Potential
Below the 30th percentile of the Index	0	—
At the 30th percentile of the Index	0.5	50%
At or above the 55th percentile of the Index	1	100%

Relative TSR for Performance Period 3	Achievement Factor(1)	Resulting Total Grant Payout
Below the 30th percentile of the Index	0	Sum of Performance Periods 1 & 2 Only
At the 30th percentile of the Index	Prior Achievement Sum greater than or equal to 1 = 0.5 Prior Achievement Sum less than 1 = 1.5 less the Prior Achievement Sum	50% of Total Grant
At the 55th percentile of the Index	3 less the Prior Achievement Sum	100% of Total Grant
At or above the 80th percentile of the Index	6 less the Prior Achievement Sum	200% of Total Grant
(1)“Prior Achievement Sum” means the sum of the Achievement Factors for Performance Period 1 and Performance Period 2.
If the relative TSR achieved during the applicable performance period is between two of the achievement levels indicated in the tables above, the Achievement Factor for that performance period will be determined using linear interpolation. The maximum number of PSUs that can be earned for all three performance periods combined is 200% of the target number of PSUs granted.
Tying Upside to Long-Term Performance: By capping the payout for Performance Periods 1 and 2 at 100% and taking the Prior Achievement Sum into account for Performance Period 3, we ensure that outsize relative TSR performance is only rewarded in the long-term. If we underperformed in Performance Period 1 but significantly outperformed by Performance Period 3, the final period “catches up” the performance to reward that long-term outperformance at the end of the award. Conversely, if we performed well early but moderated by the end of Performance Period 3, the final payout will decrease accordingly.

30th Percentile
55th Percentile
80th Percentile
rTSR Performance
100%
(1/3 of units granted)
50%
PERFORMANCE PERIOD 1
One-Year Period
Earn up to 1/3 of target
No Payout
Performance Capped-No above-target payout
PERFORMANCE PERIOD 2
Two-Year Period
Earn up to 1/3 of target
No Payout
Performance Capped-No above-target payout
50%
100%
200%
PERFORMANCE PERIOD 3
Two-Year Period
Earn up to 200% of target as a cumulative true-up
Prior Payout Only

40	2026 Proxy Statement	Okta, Inc.

Compensation Discussion and Analysis
RSU Awards
The RSU awards granted to our NEOs in fiscal 2026 vested as to 8.33% of the award on June 15, 2025, with the remaining units vesting in 11 equal quarterly installments thereafter, subject to the NEO’s continuous employment with us through each applicable vesting date. Each unit granted pursuant to the RSU awards represents a contingent right to receive one share of our Class A common stock upon vesting.
PSU Achievement for Performance Period 1 of Fiscal 2026 PSUs, Performance Period 2 of Fiscal 2025 PSUs and Performance Period 3 of Fiscal 2024 PSUs
In February 2026, our compensation committee determined that, based on our TSR relative to the TSR of the Index, the Achievement Factor for the fiscal 2026, fiscal 2025 and fiscal 2024 PSUs were as follows:
•The Achievement Factor for Performance Period 1 of the fiscal 2026 PSUs would have been 114% of target, but based on the PSU design, the payout was capped at 100% of target.
•The Achievement Factor for Performance Period 2 of the fiscal 2025 PSUs would have been 111% of target, but based on the PSU design, the payout was capped at 100% of target.
•The Achievement Factor for Performance Period 3 of the fiscal 2024 PSUs was 161% of target.
The equity awards granted to our NEOs in fiscal 2026 are set forth in the “Fiscal 2026 Summary Compensation Table” and the “Fiscal 2026 Grants of Plan-Based Awards Table” below.
Employee Benefit Programs

Our NEOs are eligible to participate in all of our employee benefit plans offered to U.S. employees, including our 401(k) plan, employee stock purchase plan and medical, dental, life and disability insurance plans, in each case on the same basis as other U.S. employees.
Perquisites and Other Personal Benefits
We typically provide limited or no perquisites or other personal benefits to our NEOs. During fiscal 2026, Mr. Addison, our CRO, was the only NEO to receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more. Mr. Addison received direct payments by the company and associated tax “gross-up” payments in connection with his relocation to the United States during fiscal 2025.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of their duties, to make our executive team more efficient and effective or for recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our executive officers will be subject to review and approval by our compensation and governance committee.
401(k) Plan
We maintain a Section 401(k) tax-qualified retirement savings plan, with company matching contributions of up to $5,000 per calendar year, that provides all regular U.S. employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan, subject to applicable annual limits under the U.S. Internal Revenue Code (the “Code”). Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.
Post-Employment Compensation Arrangements

Not in Connection with a Change in Control
Our Executive Severance Plan provides that upon the termination of employment of an eligible participant by us for any reason other than for “cause” (as defined in the Executive Severance Plan), death or disability outside of the “change in control period” (defined as the period beginning three months prior to and ending 12 months after a Sale Event, as defined in the 2017 Equity Incentive Plan), an eligible participant will be entitled to receive, subject to the timely execution and delivery of an effective general release of claims in favor of our company:

Okta, Inc.	2026 Proxy Statement	41

Compensation Discussion and Analysis
•a lump sum cash payment equal to 12 months of base salary for our CEO, nine months of base salary for our other executive officers and six months of base salary for the other participants; and
•a monthly cash payment equal to our contribution toward health insurance for 12 months for our CEO, nine months for our other executive officers and six months for the other participants.
In Connection with a Change in Control
Our Executive Severance Plan provides that upon (i) the termination of employment of an eligible participant by us other than for cause, death or disability or (ii) the resignation of an eligible participant for “good reason” (as defined in the Executive Severance Plan), in each case within the change-in-control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the timely execution and delivery of an effective general release of claims in favor of our company:
•a lump sum cash payment equal to 18 months of base salary for our CEO, 12 months of base salary for our other executive officers and nine months of base salary for the other participants;
•a lump sum cash payment equal to the eligible participant’s target annual incentive compensation opportunity;
•a monthly cash payment equal to our contribution toward health insurance for 18 months for our CEO, 12 months for our other executive officers and nine months for the other participants; and
•full accelerated vesting of all outstanding and unvested equity awards held by such participant, provided that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.
The payments and benefits provided under our Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. In addition, these payments and benefits may subject an eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.
Death-Related Equity Acceleration Policy
Our compensation and governance committee has adopted a policy that upon the termination of employment of any employee, including our executive officers, due to death, all outstanding and unvested equity awards that vest solely based on continued service to our company (that is, stock options and RSU awards) and that are held by such individual immediately prior to their death will fully accelerate and vest effective as of the date of death.
PSU Treatment on Death, Disability or Change in Control
The terms of the PSU award agreement provide for the following treatment on a termination of service:
•Disability: Upon a termination due to disability, the participant’s service will be deemed to have continued through each vesting date, and the participant’s unvested PSUs will be eligible to vest on the vesting date to the extent the applicable performance goals are achieved.
•Death: Upon a termination due to death, for each performance period that is complete as of the date of death, the participant’s service will be deemed to have continued through the applicable vesting date, and the participant’s unvested PSUs will be eligible to vest on the vesting date to the extent the applicable performance goals are achieved. For each performance period that is not complete as of the date of death, the unvested PSUs attributable to each performance period will accelerate as of the date of death and vest as though relative TSR was achieved at target (55th percentile of the Index).
•Sale Event: In the event of a Sale Event (as defined in the 2017 Equity Incentive Plan) prior to the end of Performance Period 3, then a number of PSUs determined based on the Achievement Factor calculated for each performance period as of a date prior to the Sale Event by the 2017 Equity Incentive Plan’s administrator will vest, subject to the participant remaining employed with the company through the effective date of the Sale Event.

42	2026 Proxy Statement	Okta, Inc.

Compensation Discussion and Analysis
Other Compensation Policies

Amended and Restated Equity Award Grant Policy
Our compensation and governance committee has adopted an equity award grant policy (the “Grant Policy”), that establishes the processes for granting stock options, restricted stock, RSUs and other equity-based awards to our executive officers and our employees. We have not granted stock options since fiscal 2022 and do not grant any other option-like awards. We exclusively grant RSUs and PSUs. Accordingly, we have not adopted a formal policy related to the timing of option awards in relation to the release of material nonpublic information and did not grant any stock options or similar option-like instruments to our NEOs during the four business days prior to or the one business day after the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information.
Our compensation and governance committee has delegated certain limited authority to an equity committee consisting of our CEO, Chief People Officer, CFO and CLO (the “equity committee”). Any two members of the equity committee may approve the grant of routine new hire, promotion, refresh and certain other equity awards to employees within equity guidelines that our compensation and governance committee reviews and approves from time to time and subject to other limitations and requirements. The equity committee may not grant equity awards to its own members, to employees who are subject to the reporting and other provisions of Section 16 of the Exchange Act or to employees with titles more senior than senior vice president.
In line with the Grant Policy, we generally grant RSUs and PSUs on a regularly-scheduled basis to enhance the effectiveness of our internal control over our equity award grant process. Grants of RSUs are generally made monthly and will be effective on the date such grant is approved by our compensation and governance committee or the equity committee, as applicable. From time to time, these committees may grant additional equity-based awards to existing employees for certain purposes, such as employee retention or recognition for significant accomplishments.
Our compensation and governance committee and equity committee do not take material nonpublic information into account when determining the timing and terms of any equity awards. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Clawback Policy
We maintain a compensation clawback policy that provides for the recovery of certain incentive-based compensation paid to current or former executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements. The policy is compliant with Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards regarding recovery of excess incentive-based compensation, and applies to current and former executive officers as specified in the policy in the event of a required accounting restatement. A copy of our compensation clawback policy is filed as Exhibit 97.1 to our 2026 Annual Report.
Mandatory Stock Ownership Guidelines
Our compensation and governance committee believes that stock ownership by our executive officers and the non-employee directors of our board is important to promote a long-term perspective and align the interests of our executive officers and non-employee directors with those of our stockholders. As a result, our compensation and governance committee has adopted mandatory stock ownership guidelines for our executive officers and non-employee directors, which require each executive officer and non-employee director to hold shares of our common stock with an aggregate value equal to at least a specified multiple of each executive officer’s base salary or each non-employee director’s annual cash board retainer, as applicable. This is intended to create clear guidelines that tie a portion of the executive officers’ and non-employee directors’ net worth to the performance of our common stock price. The current stock ownership guidelines are as follows:

	CEO	Other Executive Officers	Directors

Multiple of Base Salary/Board Retainer	5x	1x	5x
Executive officers have five years from their date of hire or promotion to a position subject to a higher ownership threshold to satisfy the required level of stock ownership. Non-employee directors have five years from their board appointment to satisfy the required level of stock ownership. Our compensation and governance committee will review progress against these guidelines and requirements annually and update them as appropriate. As of the most recent review of attainment, each of our executive officers and non-employee directors had satisfied the ownership guidelines.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of our securities by directors, officers and employees. These policies are designed to promote compliance with insider trading laws, rules and regulations

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Compensation Discussion and Analysis
and the applicable Nasdaq listing standards, as well as procedures designed to further the foregoing purposes. We also follow procedures for our repurchase of our securities. A copy of our insider trading policy is filed as Exhibit 19.1 to our 2026 Annual Report.
Policy Prohibiting Hedging and Pledging of Company Securities
Our insider trading policies prohibit the members of our board and all employees, including our executive officers, from engaging in derivative securities transactions, including hedging, with respect to our securities, and from pledging our securities as collateral for a loan or holding company securities in a margin account. Our insider trading policies require that members of our board and our executive officers may trade in our securities only pursuant to trading plans that comply with Exchange Act Rule 10b5-1. Certain other employees are subject to certain pre-clearance procedures in order to trade in our securities or may trade pursuant to trading plans that comply with Exchange Act Rule 10b5-1.
Tax and Accounting Considerations

Deductibility of Executive Compensation
Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain current and former executive officers. While our compensation and governance committee considers tax deductibility as one factor in determining executive compensation, our compensation and governance committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program, even if the awards are not deductible by us for tax purposes.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceed certain prescribed limits, and that our company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional nonqualified deferred compensation plan for our executive officers, Section 409A of the Code does apply to certain severance arrangements, bonus arrangements and equity awards. We have structured all such arrangements and awards in a manner to either be exempt from or comply with the applicable requirements of Section 409A of the Code.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee directors of our board, including options to purchase shares of our common stock, RSUs, PSUs and other stock awards, based on the “grant date fair value” of these awards. While our compensation and governance committee may consider grant date fair value in awarding equity compensation, it retains discretion to use other measures of value when determining the number of shares underlying equity awards. Regardless of the method used by the compensation and governance committee when granting equity awards, the calculation of grant date fair value is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient may never realize any value from such awards.

44	2026 Proxy Statement	Okta, Inc.

Executive Compensation
Fiscal 2026 Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by and paid to each of our NEOs in fiscal 2026, fiscal 2025 and fiscal 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Todd McKinnon CEO	2026	595,233	35,684,266	561,719	2,500	36,843,718
	2025	306,000	22,830,706	179,010	3,742	23,319,458
	2024	306,000	29,530,934	169,065	6,226	30,012,225
Brett Tighe CFO	2026	524,308	12,848,914	336,370	4,554	13,714,145
	2025	490,859	13,329,240	287,152	3,395	14,110,646
	2024	480,000	11,959,365	265,200	6,004	12,710,569
Jon Addison CRO	2026	461,910	11,242,773	692,964	452,072	12,849,718
	2025	383,704	4,998,401	382,386	147,102	5,911,593
	2024	364,896	6,856,102	286,132	29,113	7,536,243
Eric Kelleher President and COO	2026	500,000	19,273,264	320,775	4,568	20,098,606
Larissa Schwartz CLO and Corporate Secretary	2026	491,539	11,242,773	298,614	2,500	12,035,425
	2025	460,180	6,664,621	207,081	3,742	7,335,624
	2024	450,000	8,441,733	191,250	5,026	9,088,009
(1)The amounts reported represent the aggregate grant date fair values of the PSUs and RSUs granted to our NEOs in fiscal 2026, fiscal 2025 and fiscal 2024, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair values of the RSUs are set forth in the notes to our consolidated financial statements included in our 2026 Annual Report. The grant date fair values of the PSUs were calculated based on the application of a Monte Carlo simulation model to determine the probable outcomes of the market-based performance conditions. These amounts do not necessarily correspond to the actual value recognized by our NEOs. The Monte Carlo valuation method simulates a range of possible future stock prices for our company and the Index using certain inputs. Such inputs for the PSUs granted in fiscal 2026, fiscal 2025 and fiscal 2024 consisted of the following:

Fiscal Year of Grant	Expected Term(a)	Stock Price Volatility(b)		Risk-Free Interest Rate(c)
		Company	Index

2026	2.84 years	58.40%	81.92%	3.87%

(a) Based on the time period from the grant date to the end of the longest performance period (the “simulation term”).
(b) Based on historical stock price volatility over the 2.84 years prior to the date of grant.
(c) Derived from the continuously compounded yield on zero-coupon U.S. Treasury STRIPS as of the grant date for a period equivalent to the simulation term.
The vesting conditions and other terms of the PSU awards are discussed in more detail in “Compensation Discussion and Analysis" above and the “Fiscal 2026 Grants of Plan-Based Awards Table” and “Fiscal 2026 Outstanding Equity Awards at Fiscal Year-End Table” below.
(2)The amounts reported for Messrs. McKinnon, Tighe and Kelleher and Ms. Schwartz for fiscal 2026 represent the aggregate annual performance-based cash incentives earned in fiscal 2026 pursuant to the Bonus Plan and based upon the achievement of certain company metrics. For the reported fiscal years, Messrs. McKinnon, Tighe and Kelleher and Ms. Schwartz received a cash bonus award under the Bonus Plan, and Mr. Addison received a cash bonus award in connection with his participation in the Sales Commission Plan. The fiscal 2026 cash achievement for each NEO is described above in “Compensation Discussion and Analysis–Elements of Our Executive Compensation Program–Annual Performance-Based Incentive Compensation–Fiscal 2026 Performance and Payments.”
(3)The amounts attributed to each NEO under “All Other Compensation” for fiscal 2026 are set forth below:

	401(k) Contributions ($)(a)	Other Benefits ($)(b)	Total ($)
Todd McKinnon	2,500	—	2,500
Brett Tighe	4,554	—	4,554
Jon Addison	—	452,072	452,072
Eric Kelleher	4,568	—	4,568
Larissa Schwartz	2,500	—	2,500
(a) Includes 401(k) matching contributions by the company, which were made on the same basis as for other employees in the 401(k) plan.
(b) Includes payments made by the company in connection with Mr. Addison's relocation to the United States at the request of the company: $31,733 for tax return preparation services; $82,859 for temporary housing assistance, of which $39,620 consisted of monthly rent reimbursements and $43,239 consisted of a tax gross-up payment; and $337,480 in unanticipated California state taxes that Mr. Addison incurred as a result of his relocation (the "state tax liability"). The compensation committee approved a one-time payment of $152,500 to cover the amount of the state tax liability and $184,980 to cover related tax gross-up payments.

Okta, Inc.	2026 Proxy Statement	45

Executive Compensation
Fiscal 2026 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to all plan-based awards granted to our NEOs during fiscal 2026.

Name	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd McKinnon	Annual Cash	—	136,588	569,118	682,942	—	—	—	—	—
	Annual RSU(4)	3/30/2025	—	—	—	—	—	—	88,702	9,578,929
	Annual PSU	3/30/2025	—	—	—	22,175	133,052	266,104	—	26,105,337
Brett Tighe	Annual Cash	—	81,792	340,800	408,960	—	—	—	—	—
	Annual RSU(4)	3/30/2025	—	—	—	—	—	—	42,239	4,561,390
	Annual PSU	3/30/2025	—	—	—	7,040	42,239	84,478	—	8,287,524
Jon Addison	Annual Cash	—	—	461,910	—	—	—	—	—	—
	Annual RSU(4)	3/30/2025	—	—	—	—	—	—	36,959	3,991,202
	Annual PSU	3/30/2025	—	—	—	6,160	36,959	73,918	—	7,251,570
Eric Kelleher	Annual Cash	—	78,000	325,000	390,000	—	—	—	—	—
	Annual RSU(4)	3/30/2025	—	—	—	—	—	—	63,358	6,842,030
	Annual PSU	3/30/2025	—	—	—	10,560	63,358	126,716	—	12,431,233
Larissa Schwartz	Annual Cash	—	72,611	302,547	363,057	—	—	—	—	—
	Annual RSU(4)	3/30/2025	—	—	—	—	—	—	36,959	3,991,202
	Annual PSU	3/30/2025	—	—	—	6,160	36,959	73,918	—	7,251,570

(1)This column sets forth the fiscal 2026 target bonus amount for each of Messrs. McKinnon, Tighe and Kelleher and Ms. Schwartz under our Bonus Plan. “Threshold” refers to the minimum amount payable for a certain level of performance assuming performance above 0%; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible. Mr. Addison did not participate in the Bonus Plan, but participated in the Sales Commission Plan, pursuant to which he was eligible to receive cash sales commissions based on the company’s achievement of fiscal 2026 net annualized recurring revenue objectives. There are no threshold and maximum payouts under the Sales Commission Plan.
(2)These columns show the number of shares that could be earned under the PSUs at the threshold, target and maximum levels of performance.
(3)The amounts reported represent the aggregate grant date fair values of equity awards granted to our NEOs in fiscal 2026, calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair values of (a) RSUs are set forth in the notes to our consolidated financial statements included in our 2026 Annual Report and (b) PSUs are set forth in footnote 2 of the “Fiscal 2026 Summary Compensation Table” above. These amounts do not necessarily correspond to the actual values recognized by our NEOs.
(4)These annual RSU awards vested as to 8.33% of the shares of Class A common stock underlying the RSU award on June 15, 2025 and vest as to the remainder of the shares in 11 equal quarterly installments thereafter, in each case, subject to continuous service.

46	2026 Proxy Statement	Okta, Inc.

Executive Compensation
Fiscal 2026 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by our NEOs as of January 31, 2026.

		Option Awards(1)(2)				Stock Awards(1)(2)
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Name		Exercisable (#)	Unexercisable (#)
Todd McKinnon	2/1/2019(5)	32,251	—	82.16	3/24/2029	—	—	—	—
	2/1/2020(5)	48,372	—	142.47	4/14/2030	—	—	—	—
	2/1/2021(5)	191,001	—	274.96	4/21/2031	—	—	—	—
	3/15/2023(6)	—	—	—	—	10,506	887,547	—	—
	3/15/2024(6)	—	—	—	—	25,177	2,126,953	—	—
	3/15/2025(6)	—	—	—	—	66,527	5,620,201	—	—
	3/15/2026(7)	—	—	—	—	193,860	16,377,293	—	—
	2/1/2024	—	—	—	—	—	—	120,847	10,209,155
	2/1/2025	—	—	—	—	—	—	221,754	18,733,778
Brett Tighe	3/15/2022(8)	—	—	—	—	4,581	387,003	—	—
	3/15/2023(6)	—	—	—	—	6,298	532,055	—	—
	3/15/2024(6)	—	—	—	—	19,367	1,636,124	—	—
	3/15/2025(6)	—	—	—	—	31,680	2,676,326	—	—
	3/15/2026(7)	—	—	—	—	64,798	5,474,135	—	—
	2/1/2024	—	—	—	—	—	—	61,974	5,235,564
	2/1/2025	—	—	—	—	—	—	70,399	5,947,308
Jon Addison	3/15/2022(8)	—	—	—	—	849	71,724	—	—
	3/15/2023(6)	—	—	—	—	3,318	280,305	—	—
	12/15/2023(6)	—	—	—	—	14,364	1,213,471	—	—
	3/15/2024(6)	—	—	—	—	7,263	613,578	—	—
	3/15/2025(6)	—	—	—	—	27,720	2,341,786	—	—
	3/15/2026(7)	—	—	—	—	18,129	1,531,538	—	—
	2/1/2024	—	—	—	—	—	—	23,240	1,963,315
	2/1/2025	—	—	—	—	—	—	61,599	5,203,884
Eric Kelleher	10/20/2016(5)	2,409	—	8.97	10/23/2026	—	—	—	—
	10/1/2020(5)	2,955	—	211.86	9/21/2030	—	—	—	—
	2/1/2021(5)	6,792	—	274.96	4/21/2031	—	—	—	—
	9/15/2021(5)	12,587	—	255.38	9/22/2031	—	—	—	—
	3/15/2022(8)	—	—	—	—	1,188	100,362	—	—
	3/15/2023(6)	—	—	—	—	9,953	840,829	—	—
	3/15/2024(6)	—	—	—	—	24,209	2,045,176	—	—
	3/15/2025(6)	—	—	—	—	47,519	4,014,405	—	—
	3/15/2026(7)	—	—	—	—	21,119	1,784,133	—	—
	2/1/2025	—	—	—	—	—	—	105,597	8,920,835
Larissa Schwartz	3/15/2022(8)	—	—	—	—	109	9,208	—	—
	3/15/2023(6)	—	—	—	—	4,446	375,598	—	—

Okta, Inc.	2026 Proxy Statement	47

Executive Compensation

3/15/2024(6)	—	—	—	—	9,684	818,104	—	—
3/15/2025(6)	—	—	—	—	27,720	2,341,786	—	—
3/15/2026(7)	—	—	—	—	44,930	3,795,686
2/1/2024	—	—	—	—	—	—	30,987	2,617,782
2/1/2025	—	—	—	—	—	—	61,599	5,203,884

(1)Stock options granted prior to 2017 were granted pursuant to our 2009 Stock Plan (the “2009 Plan”), and stock options, RSUs and PSUs granted after 2017 were granted pursuant to our 2017 Equity Incentive Plan.
(2)Upon (i) a termination of employment by us other than for cause (as defined in the Executive Severance Plan) or disability or (ii) a resignation for good reason (as defined in the Executive Severance Plan), in each case within the change-in-control period (as defined in the Executive Severance Plan) (such termination of employment or resignation, a “termination without cause or with good reason in connection with a change in control”) or (iii) the death of the employee, the vesting of the shares subject to options or RSUs will fully accelerate and will become vested in full upon such termination date. PSUs are subject to potential vesting acceleration as described in “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements” above and “Potential Payments upon Termination or Change in Control” below.
(3)These columns represent the market value of the shares underlying the RSUs or PSUs as of January 31, 2026, based on the closing price of our Class A common stock, as reported on Nasdaq, of $84.48 per share on January 31, 2026.
(4)Represents PSUs that are earned, if at all, based upon certain achievement levels relating to our TSR relative to the TSR of the Index during three performance periods, as described in “Compensation Discussion and Analysis—Long-Term Incentive Compensation—PSU Awards” above. Such PSUs are subject to potential vesting acceleration as described in “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements” above and “Potential Payments upon Termination or Change in Control” below. The number of shares reported is maximum achievement for PSUs having a vesting commencement date of February 1, 2023, February 1, 2024 and February 1, 2025, based on the prior performance period being achieved below and above target, respectively.
(5)The stock options are fully vested and exercisable.
(6)8.33% of the shares underlying the award vested on the quarterly vesting date (March 15, June 15, September 15 or December 15) following the vesting commencement date and the balance of the shares vest in 11 successive equal quarterly installments, subject to continuous service.
(7)Represent earned PSUs that vest on March 15, 2026, subject to continuous service.
(8)6.25% of the shares underlying the award vested on the quarterly vesting date (March 15, June 15, September 15 or December 15) following the vesting commencement date and the balance of the shares vest in 15 successive equal quarterly installments, subject to continuous service.

48	2026 Proxy Statement	Okta, Inc.

Executive Compensation
Fiscal 2026 Option Exercises and Stock Vested Table

The following table presents, for each of our NEOs, the shares of our common stock that were acquired upon the exercise of stock options and the vesting of RSUs, and the related value realized upon such exercise or vesting during fiscal 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Todd McKinnon	460,080	46,470,450	158,253	16,411,162
Brett Tighe	—	—	110,205	11,287,961
Jon Addison	—	—	56,161	5,505,314
Eric Kelleher	7,229	580,908	81,099	7,815,380
Larissa Schwartz	25,061	2,241,400	53,135	5,376,729

(1)The value realized on exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by our NEOs as a result of the option exercises.
(2)The value realized on vesting is determined by multiplying the number of vested RSUs by the closing price of our Class A common stock on the vesting date.
Pension Benefits

We do not maintain any defined benefit pension plans or arrangements under which our NEOs are eligible to participate.
Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are eligible to participate.
Potential Payments upon Termination or Change in Control

Employment Offer Letters in Place During Fiscal 2026 for NEOs
We entered into employment offer letters with Ms. Schwartz in October 2015, Mr. Kelleher in October 2016, Mr. McKinnon in February 2017, Mr. Addison in September 2021 and Mr. Tighe in January 2022. Each offer letter provides for at-will employment and set forth each executive’s annual base salary, target bonus opportunity and eligibility to participate in our U.S. benefit plans and, for Mr. Addison prior to his relocation to the United States in fiscal 2025, eligibility to participate in our U.K. benefit plans.
Executive Severance Plan and Death-Related Equity Acceleration Policy
Each of our serving NEOs also participates in our Executive Severance Plan, as described above under the heading “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements,” and our Death-Related Equity Acceleration Policy, as described above in “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements—Death-Related Equity Acceleration Policy,” and remains subject to our standard employment, confidential information and invention assignment agreement.
PSU Treatment on Death, Disability or Change in Control
The terms of each PSU award agreement provide for the following treatment on a termination of services:
•Disability: Upon a termination due to disability, the NEO’s service will be deemed to have continued through each vesting date, and the NEO’s unvested PSUs will be eligible to vest on the vesting date to the extent the applicable performance goals are achieved.
•Death: Upon a termination due to death, for each performance period that is complete as of the date of death, the NEO’s service will be deemed to have continued through the applicable vesting date, and the NEO’s unvested PSUs will be eligible to vest on the vesting date to the extent the applicable performance goals are achieved, and for each performance period that is not complete as of the date of death, the unvested PSUs attributable to each performance period will accelerate as of the date of death and vest at target.
•Sale Event: In the event of a Sale Event (as defined in the 2017 Equity Incentive Plan) prior to the end of Performance Period 3, then a number of PSUs determined based on the Achievement Factor calculated for each performance period as of a date prior to

Okta, Inc.	2026 Proxy Statement	49

Executive Compensation
the Sale Event by the 2017 Equity Incentive Plan’s administrator will vest, subject to the PSU holder remaining employed with the company through the effective date of the Sale Event.
Transition Agreement with Ms. Schwartz
On April 22, 2026, the company announced that Ms. Schwartz will step down as CLO and Corporate Secretary, effective July 31, 2026. In connection with her anticipated departure, Ms. Schwartz and the company entered into a Transition and Separation Agreement, dated April 21, 2026, which provides that Ms. Schwartz will remain in her current role as CLO and Corporate Secretary and continue to receive her current base salary through July 31, 2026. Thereafter, Ms. Schwartz will continue her employment with the company as a non-executive senior advisor through January 31, 2027. In this role, Ms. Schwartz will receive a base salary of $21,483 per month and her equity awards will continue to vest in accordance with their terms. At the conclusion of this advisory period, and subject to Ms. Schwartz’s execution and non-revocation of a release of claims, she will be entitled to receive (i) a lump-sum severance payment equal to nine months of her current base salary, and (ii) payment of her monthly COBRA premiums for continued coverage under our health plans for nine months following January 31, 2027.

The following table presents information concerning, for each of Messrs. McKinnon, Tighe, Addison and Kelleher and Ms. Schwartz, estimated payments and benefits that would be provided pursuant to the arrangements described above. The estimated payments and benefits set forth below assume that the termination of employment or change in control event occurred on the last business day of fiscal 2026, January 31, 2026, and a per share value of our common stock of $84.48, which is the closing market price per share of our Class A common stock on such date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price, or if any other assumptions are used to estimate potential payments and benefits.

Name	Benefit	Termination without Cause Not in Connection with a Change in Control ($)	Termination without Cause or with Good Reason in Connection with a Change in Control ($)	Death ($)
Todd McKinnon	Cash Severance	688,500	1,721,250	—
	Health Benefits	43,172	64,757	—
	Equity Acceleration(1)	—	28,529,487	28,529,487
	Total	731,672	30,315,494	28,529,487
Brett Tighe	Cash Severance	400,464	881,021	—
	Health Benefits	32,379	43,172	—
	Equity Acceleration(1)	—	12,465,869	12,465,869
	Total	432,843	13,390,062	12,465,869
Jon Addison	Cash Severance	349,313	734,658	—
	Health Benefits	10,412	13,883	—
	Equity Acceleration(1)	—	8,624,817	8,624,817
	Total	359,725	9,373,358	8,624,817
Eric Kelleher	Cash Severance	375,000	825,000	—
	Health Benefits	32,379	43,172	—
	Equity Acceleration(1)	—	12,353,257	12,353,257
	Total	407,379	13,221,429	12,353,257
Larissa Schwartz(2)	Cash Severance	375,435	825,957	—
	Health Benefits	32,379	43,172	—
	Equity Acceleration(1)	—	8,715,802	8,715,802
	Total	407,814	9,584,931	8,715,802
(1)The value of stock option and RSU award vesting acceleration is based on the closing price of $84.48 per share of our Class A common stock as of January 31, 2026, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. The value of PSU award vesting acceleration is based on the closing price of $84.48 per share of our Class A common stock as of January 31, 2026 and reflects (a) with respect to a termination without cause or resignation for good reason in connection with a change in control, acceleration of the number of shares of our Class A common stock subject to the PSU award based on target performance and (b) with respect to the NEO’s death on January 31, 2026, Achievement Factors of 0, 1 and 2 for Performance Periods 1, 2 and 3, respectively.
(2)See “Transition Agreement with Ms. Schwartz” above for a description of actual amounts to be paid to Ms. Schwartz based upon the agreement between us and Ms. Schwartz.

50	2026 Proxy Statement	Okta, Inc.

Executive Compensation
CEO Pay Ratio Disclosure

As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our CEO and the annual total compensation of our median compensated employee for fiscal 2026 (our “CEO pay ratio”).
•The median of the annual total compensation of all employees of our company (other than our CEO) was $205,371
•The annual total compensation of our CEO was $36,843,718
•Our CEO pay ratio was 179 to 1
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. To identify the median employee in fiscal 2026, we examined the compensation of all our full-time and part-time employees (other than our CEO) as of January 31, 2026, the last day of fiscal 2026. Our employee population consisted of individuals (other than our CEO) working at our parent company and consolidated subsidiaries both within and outside the United States. We did not include any contractors or other non-employee workers in our employee population. Aside from 52 interns, we did not have any temporary or seasonal employees as of January 31, 2026.
We used a consistently applied compensation measure consisting of annual base salary, target annual bonus or commission, and the grant date fair value of equity awards for the 12-month period from February 1, 2025 through January 31, 2026 to identify our median employee. For simplicity and consistency across our organization, we used annual base salary rate. Equity awards granted during the year were included using the same methodology we use for reporting the grant date fair value of the equity awards granted to our NEOs and reported in our “Fiscal 2026 Summary Compensation Table” above. Payments not made in U.S. dollars were converted to U.S. dollars using a currency exchange rate as of January 31, 2026. We did not make any cost-of-living adjustment.
Using this approach, we identified the individual at the median of our employee population who was the best representative of our employee population. The individual was a full-time employee based in the United States.
We calculated this individual’s fiscal 2026 annual total compensation using the same methodology that we use for our NEOs as set forth in the “Fiscal 2026 Summary Compensation Table” above.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the “Fiscal 2026 Summary Compensation Table” above.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Okta, Inc.	2026 Proxy Statement	51

Executive Compensation
Pay Versus Performance Table

In accordance with SEC rules, the following table sets forth additional information concerning the compensation of our CEO (our “PEO”) and our other NEOs for the fiscal year ended January 31, 2022 (“fiscal 2022”), the fiscal year ended January 31, 2023 (“fiscal 2023”), fiscal 2024, fiscal 2025 and fiscal 2026, and our financial and TSR performance for each such fiscal year.
The amounts below shown for compensation actually paid do not represent the aggregate value of cash and shares of common stock received by our NEOs during the fiscal year, but rather is an amount calculated in accordance with SEC rules and includes, among other things, year-over-year changes in the value of unvested equity awards. As a result of the calculation methodology required by the SEC, compensation actually paid amounts below differ from compensation actually earned, realized or received by our NEOs.

Pay Versus Performance
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid for Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On:		Net Income	Company-Selected Measure: Revenue(8)
					Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)

2026	$36,843,718	$15,700,084	$14,674,474	$9,265,113	$33	$256	$235,000,000	$2,919,000,000
2025	$23,319,458	$24,437,894	$7,400,901	$7,644,207	$36	$204	$28,000,000	$2,610,000,000
2024	$30,012,225	$30,397,098	$7,739,145	$7,822,230	$32	$160	-$355,000,000	$2,263,000,000
2023	$412,190	-$21,077,609	$11,677,001	-$425,392	$28	$107	-$815,000,000	$1,858,000,000
2022	$31,820,477	$7,266,404	$15,547,789	$6,358,859	$76	$126	-$848,000,000	$1,300,000,000

(1)The PEO and Non-PEO NEOs included in the above table consist of the following individuals:

Fiscal Year	PEO (CEO)	Non-PEO NEOs
2026	Todd McKinnon	Brett Tighe, Jon Addison, Eric Kelleher, Larissa Schwartz
2025	Todd McKinnon	Brett Tighe, Jon Addison, Shibu Ninan, Larissa Schwartz
2024	Todd McKinnon	Brett Tighe, Jon Addison, Shibu Ninan, Larissa Schwartz
2023	Todd McKinnon	Jonathan Runyan, Brett Tighe, Susan St. Ledger, Shibu Ninan
2022	Todd McKinnon	William Losch, J. Frederic Kerrest, Jonathan Runyan, Brett Tighe, Susan St. Ledger, Michael Kourey
(2)Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the indicated fiscal year for our PEO.

52	2026 Proxy Statement	Okta, Inc.

Executive Compensation
(3)Amounts reported in this column represent the compensation actually paid to our PEO, based on his total compensation reported in the Summary Compensation Table for each of the indicated fiscal years and adjusted as shown in the table below:

PEO
			Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025	Fiscal 2026

	Summary Compensation Table - Total Compensation	(a)	$31,820,477	$412,190	$30,012,225	$23,319,458	$36,843,718
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$31,311,842	$0	$29,530,934	-$22,830,706	-$35,684,266
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$18,370,703	$0	$25,972,540	$18,477,188	$23,559,209
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	-$6,877,916	-$12,500,749	$528,230	$2,878,384	-$12,608,428
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0	$2,559,648	$1,237,653	$2,044,456
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	-$4,735,019	-$8,989,050	$855,389	$1,355,917	$1,545,395
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	$0	$0	$0
=	Compensation Actually Paid		$7,266,404	-$21,077,609	$30,397,098	$24,437,894	$15,700,084
a.Represents total compensation as reported in the Summary Compensation Table for the indicated fiscal year.
b.Represents the aggregate grant date fair value of the stock awards and option awards granted to our PEO during the indicated fiscal year, computed in accordance with ASC Topic 718.
c.Represents the aggregate fair value as of the indicated fiscal year-end of our PEO's outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with ASC Topic 718.
d.Represents the aggregate change in fair value (from the prior fiscal year-end) during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by our PEO as of the last day of the indicated fiscal year, computed in accordance with ASC Topic 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the indicated fiscal year.
e.Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to our PEO and vested during the indicated fiscal year, computed in accordance with ASC Topic 718.
f.Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by our PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with ASC Topic 718.
g.Represents the aggregate fair value as of the last day of the prior fiscal year of our PEO's stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC Topic 718.
(4)Amounts reported in this column represent the average of the total compensation reported in the Summary Compensation Table for the indicated fiscal year for our Non-PEO NEOs. Please see footnote 1 for our NEOs included in the average for each indicated fiscal year.

Okta, Inc.	2026 Proxy Statement	53

Executive Compensation
(5)Amounts reported in this column represent the average compensation actually paid to our Non-PEO NEOs in the indicated fiscal year, based on the average total compensation for our Non-PEO NEOs reported in the Summary Compensation Table for each of the indicated fiscal years and adjusted as shown in the table below:

Non-PEO NEO Average
			Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025	Fiscal 2026

	Summary Compensation Table - Total Compensation	(a)	$15,547,789	$11,677,001	$7,739,145	$7,400,901	$14,674,474
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$14,950,405	$11,087,422	$7,078,132	-$6,664,621	-$13,651,931
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$6,586,929	$4,189,535	$6,013,279	$5,285,270	$8,894,492
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	-$1,740,914	-$2,399,986	$127,198	$799,605	-$2,126,125
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$2,647,596	$578,225	$890,316	$476,028	$1,034,349
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	-$940,687	-$3,382,745	$130,424	$347,025	$439,855
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$791,448	$0	$0	$0	$0
=	Compensation Actually Paid		$6,358,859	-$425,392	$7,822,230	$7,644,207	$9,265,113
a.Represents the average total compensation as reported in the Summary Compensation Table for the reported Non-PEO NEOs in the indicated fiscal year.
b.Represents the average aggregate grant date fair value of the stock awards and option awards granted to our Non-PEO NEOs during the indicated fiscal year, computed in accordance with ASC Topic 718.
c.Represents the average aggregate fair value as of the indicated fiscal year-end of our Non-PEO NEOs’ outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with ASC Topic 718.
d.Represents the average aggregate change in fair value (from the prior fiscal year-end) during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by our Non-PEO NEOs as of the last day of the indicated fiscal year, computed in accordance with ASC Topic 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the indicated fiscal year.
e.Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to our Non-PEO NEOs and vested during the indicated fiscal year, computed in accordance with ASC Topic 718.
f.Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by our Non-PEO NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with ASC Topic 718.
g.Represents the average aggregate fair value as of the last day of the prior fiscal year of our Non-PEO NEOs’ stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC Topic 718.
(6)Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested on January 31, 2021 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(7)The TSR Peer Group consists of the S&P 500 Information Technology Index, an independently prepared index.
(8)We have selected revenue as the Company-Selected Measure because it is a core driver of our performance and stockholder value creation and, accordingly, was used in the Bonus Plan.

54	2026 Proxy Statement	Okta, Inc.

Executive Compensation
Relationship Between Pay and Performance

Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and our non-PEO NEOs in fiscal 2022, fiscal 2023, fiscal 2024, fiscal 2025 and fiscal 2026 to (i) the TSR of both our common stock and the S&P 500 Information Technology Index, (ii) our net income and (iii) our revenue.

Okta, Inc.	2026 Proxy Statement	55

Executive Compensation
Tabular List of Financial Performance Measures

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the company to link compensation actually paid to our PEO and our Non-PEO NEOs for fiscal 2026 to company performance:
•Revenue
•Non-GAAP Operating Income
•Relative TSR

56	2026 Proxy Statement	Okta, Inc.

Report of the Compensation and Corporate Governance Committee of the Board of Directors

The information contained in this compensation and corporate governance committee report is being furnished and shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation and corporate governance committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Okta specifically incorporates this report or a portion of it by reference.
The compensation and corporate governance committee has reviewed and discussed the section captioned “Executive Compensation” with the company’s management team. Based on such review and discussions, the compensation and corporate governance committee recommended to the board of directors that this Compensation Discussion and Analysis be included in the Proxy Statement and be included in the Annual Report on Form 10-K we filed with the SEC for the fiscal year ended January 31, 2026.

Compensation and Corporate Governance Committee
Paul Sagan (Chair) Robert Dixon, Jr.* David Schellhase

* Mr. Dixon served as a member of our former compensation committee until March 2026 and during his tenure, participated in the actions referenced in this report.

Okta, Inc.	2026 Proxy Statement	57

Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan

04

Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan
Our board has adopted, subject to stockholder approval, an amendment (the “Amendment”) to the Okta, Inc. 2017 Equity Incentive Plan (as amended by the Amendment, the “Amended Plan”). The Amendment amends our existing 2017 Equity Incentive Plan, which we adopted in connection with the initial public offering of our Class A common stock. Stockholders are being asked to approve the Amendment at the Annual Meeting. If our stockholders approve the Amendment, the Amended Plan will become effective on June 18, 2026. If the Amendment is not approved by our stockholders, then the Amendment will not become effective, and the 2017 Equity Incentive Plan will continue in full force and effect until the expiration of its term.
The material terms of the Amendment and the 2017 Equity Incentive Plan are summarized in this proposal. A copy of the Amendment is attached as Appendix A to this Proxy Statement, and the Plan is included as Exhibit 10.3 to our Registration Statement on Form S-1 (File No. 333-216654), as amended, filed with the SEC on March 27, 2017, and the summary contained in this proposal is subject in its entirety to the specific provisions contained in the complete text of the Amendment and 2017 Equity Plan. The following is an overview of the key features contained in the Amendment.
•No Additional Shares. As of April 1, 2026, there were 59,058,686 shares of our Class A common stock reserved for issuance under the 2017 Equity Incentive Plan, 48,154,302 of which were available for new awards. This same number of shares of our Class A common stock are reserved for issuance under the Amendment.
•Removal of Evergreen Provision and Liberal Recycling of Options and Stock Appreciation Rights. The existing “evergreen” provision under the 2017 Equity Incentive Plan, which provided for automatic annual increases to the shares of Class A common stock reserved for issuance under the 2017 Equity Incentive Plan, has been removed from the Amended Plan as a result of the Amendment. In addition, shares withheld to cover the exercise prices of, and withholding taxes on, options and stock appreciation rights will not be added back to the shares reserved for issuance under the Amended Plan.
•No Option Repricing Without Stockholder Consent. The plan administrator may not, without the approval of our stockholders, amend any option or stock appreciation right to reduce its price per share or cancel any option or stock appreciation right in exchange for cash or another award if the price per share of such option or stock appreciation right exceeds the fair market value of the shares of Class A common stock underlying such award.

58	2026 Proxy Statement	Okta, Inc.

Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan

•Removal of the Term. The Amendment removes the termination date from the 2017 Equity Incentive Plan such that the Amended Plan will continue until terminated by our board of directors. Incentive stock options, within the meaning of Section 422 of the Code, may not be granted under the Amended Plan after the tenth anniversary of the date our stockholders approve the Amendment.
•Other Updates. The Amendment contains other minor, technical and administrative updates (including, without limitation, removal of certain provisions, including individual dollar and share limits, that were originally included to permit the grant of qualified performance-based compensation that would have been exempt from the $1 million limit on compensation payable to certain individuals under Section 162(m) of the Code but for the removal of such exemption from the Code, which became effective after the date the 2017 Equity Incentive Plan was adopted).

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon.
In the event that the stockholders do not approve the Amendment, the 2017 Equity Incentive Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date that the Amendment was first approved by our board. Abstentions are considered shares present in person and entitled to vote on this proposal, and thus will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Recommendation of Our Board

WE BELIEVE THAT MAINTAINING AN EQUITY INCENTIVE PLAN ALIGNS EMPLOYEE INTERESTS WITH THOSE OF OUR STOCKHOLDERS AND PROVIDES AN IMPORTANT EMPLOYEE RETENTION INCENTIVE THAT ULTIMATELY BENEFITS OUR STOCKHOLDERS.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2017 EQUITY INCENTIVE PLAN.

Okta, Inc.	2026 Proxy Statement	59

Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan
Outstanding Awards Under Existing Plans

The table below presents information about the number of shares that were subject to various outstanding equity awards under our equity plans, and the shares remaining available for issuance under each such plan, each at April 1, 2026. The 2017 Equity Incentive Plan is the only equity incentive plan we currently have in place, under which we can grant awards (other than the shares available for purchase under our 2017 Employee Stock Purchase Plan (the “2017 ESPP”)).

	Number of Shares and Related Information	As a % of Shares Outstanding(1)	Dollar Value(2)
The 2009 Plan, the Auth0, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and the Auth0, Inc. Phantom Unit Plan (the “Phantom Unit Plan”)
Options outstanding	212,908	0.12%	12,026,786
Weighted average exercise price of outstanding options	$22.8738	—	—
Weighted average exercise remaining term of outstanding options (in years)	2.38	—	—
Restricted stock units outstanding	—	—	—
Restricted stock awards outstanding	—	—	—

Amended Plan
Options outstanding	629,193	0.36%	4,552,590
Weighted average exercise price of outstanding options	$173.1300	—	—
Weighted average exercise remaining term of outstanding options (in years)	3.95	—	—
Restricted stock units outstanding	10,275,191	5.84%	813,229,992
Restricted stock awards outstanding	—	—	—
Shares available for future issuance under the Amended Plan	48,154,302	27.39%	3,811,172,232
(1)Based on 168,113,625 shares of our Class A common stock and 7,687,471 shares of our Class B common stock outstanding as of April 1, 2026.
(2)Based on the closing price of our Class A common stock on April 1, 2026, of $79.145 per share.
Background for the Determination of the Share Reserve Under the Amended Plan

In determining whether to approve the Amendment without increasing the shares reserved for issuance under the 2017 Equity Incentive Plan, our board considered the following:
•The historical amounts of equity awards granted by our company in the past three years. In fiscal 2024, fiscal 2025 and fiscal 2026, equity awards representing a total of approximately 5.6 million shares, 4.9 million shares, and 5.2 million shares, respectively, were granted under our 2017 Equity Incentive Plan, for an annual equity burn rate of 3.4%, 2.9% and 2.9%, respectively. This level of equity awards represents a three-year average burn rate attributable to our 2017 Equity Incentive Plan of 3.1% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of common shares outstanding at the end of the fiscal year.
•We expect the share authorization under the Amended Plan to provide us with enough shares for awards for approximately four to five years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended Plan could last for a shorter or longer time.
•In fiscal 2024, fiscal 2025 and fiscal 2026, our end of year overhang rate (excluding shares available for issuance under our 2017 ESPP) was 8.4%, 5.8% and 4.4%, respectively. If the Amendment is approved, our overhang rate will not change since we are not increasing the number of shares reserved for issuance over what is reserved for issuance under our 2017 Equity Incentive Plan. Overhang for this purpose is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year (excluding shares available for issuance under our 2017 ESPP) by (2) the number of shares outstanding at the end of the fiscal year.

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Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board has determined that the size of the share reserve under the 2017 Equity Incentive Plan and, in turn, the Amended Plan is reasonable and appropriate at this time.
Stockholder Approval

Stockholder approval of the Amendment is necessary in order for us to satisfy the stockholder approval requirements under the Nasdaq listing standards.
Material Terms of the Amended Plan

Purpose
The purpose of the Amended Plan is to authorize the company to grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete.
Share Reserve
The aggregate number of shares of Class A common stock reserved for issuance pursuant to awards granted under the Amended Plan, which we refer to as the Share Limit, is 59,058,686 shares of Class A common stock, which is the same number of shares of Class A common stock reserved for issuance under the 2017 Equity Incentive Plan prior to the Amendment. No more than 10,000,000 shares may be issued upon the exercise of incentive stock options under the Amended Plan. As of April 1, 2026, 48,154,302 shares remain available for issuance and 10,904,384 shares are subject to outstanding equity awards under the 2017 Equity Incentive Plan.
The shares of our Class A or Class B common stock (i) underlying any award granted under the Amended Plan, including, for the avoidance of doubt, the 2017 Equity Incentive Plan, or our 2009 Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares or (ii) withheld in payment of the tax withholding obligation related an award other than an option or stock appreciation right (“SAR”) may be used again as Class A common stock for grants under the Amended Plan. However, the following shares may not be used again for grants under the Amended Plan: (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an option or SAR or taxes relating to an option or SAR and (ii) shares repurchased on the open market with the proceeds of an option’s exercise price.
The 2017 Equity Incentive Plan provided that the maximum number of shares of Class A common stock which may be subject to one or more awards of options or SARs granted to any participant pursuant to the Amended Plan during any calendar year will be 10,000,000 shares. However, this limit was removed from the Amended Plan because it was included to satisfy an exemption under Section 162(m) of the Code that is no longer applicable.
The value of all awards granted under the Amended Plan and all other cash compensation paid by the company to any non-employee director in any calendar year may not exceed $1,000,000, except in a non-employee director’s first year of service, which such limit will be $2,000,000.
Administration
Our compensation and governance committee will administer the Amended Plan. Our compensation and governance committee has full authority to select, from among the individuals who are eligible for awards, those individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan.
Eligibility
Awards under the Amended Plan may be granted to our officers, employees, non-employee directors and other key persons (including consultants), as our compensation and governance committee may select from time to time in its discretion. Only our employees or the employees of certain of our subsidiaries may be granted incentive stock options. As of April 1, 2026, 6,296 employees, nine non-employee directors and zero consultants are eligible to participate in the Amended Plan.

Okta, Inc.	2026 Proxy Statement	61

Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan
Awards
The Amended Plan provides for the grant of stock options (including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), SARs, restricted stock awards (“RSAs”), RSUs, dividend equivalent rights, performance share awards and unrestricted stock or cash-based awards, or any combination thereof. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Amended Plan other than the automatic grants made to our non-employee directors at our Annual Meetings of Stockholders. Each award will be set forth in a separate agreement and will indicate the type and terms and conditions of the award.
•Stock Options. Stock options provide for the right to purchase shares of Class A common stock in the future at a specified price that is established on the date of grant. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other condition.
•Restricted Stock Awards. RSAs are an award of nontransferable shares of Class A common stock that remains forfeitable unless and until specified vesting conditions are met. In general, RSAs may not be sold or otherwise transferred until restrictions are removed or expire. Holders of RSAs will have voting rights and, except with respect to performance vesting awards, will have the right to receive dividends, if any, prior to the time when the restrictions lapse.
•Restricted Stock Units. RSUs are contractual promises to deliver shares of Class A common stock in the future, which may also remain forfeitable unless and until specified vesting conditions are met. The shares underlying RSUs will not be issued until the RSUs have vested. Recipients of RSUs generally will have no voting or dividend rights prior to the time when the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.
•Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of any SAR granted under the Amended Plan must be at least 100% of the fair market value of a share of Class A common stock on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance or other conditions. SARs under the Amended Plan will be settled in shares of Class A common stock.
•Dividend Equivalent Rights. Dividend equivalent rights represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalent rights may be granted as a component of an award of RSUs or of a performance share award or as a freestanding award. Dividend equivalent rights generally are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator, and may be settled in cash or shares or a combination of both, as determined by the plan administrator. Dividend equivalent rights granted in connection with an award of RSUs or a performance share award will only be settled upon settlement, payment of, or lapse of restrictions on, such award.
•Performance Share Awards. Performance share awards entitle the grantee to receive shares of Class A common stock upon the attainment of certain performance goals. The plan administrator determines the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of certain corporate transactions, and any other limitations and conditions as the plan administrator may determine.
•Unrestricted Stock or Cash-Based Awards. Other stock or cash-based awards consist of cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards or other incentive awards paid in cash, shares of Class A common stock or a combination of both, either delivered immediately or in the future. Such awards may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees and meeting-based fees. Other stock or cash based awards may be subject to vesting and other terms and conditions determined by the plan administrator.
Performance-Based Awards
Prior to the Amendment, the 2017 Equity Incentive Plan included specific provisions governing performance-based awards intended to constitute qualified performance-based compensation for the purposes of an exemption from the $1 million limit on the deductibility of certain individual executive compensation of Section 162(m) of the Code. These provisions were removed under the

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Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan
Amendment because such exemption no longer applies under the Code. Nonetheless, any of the awards described may be granted subject to vesting and/or payment based on the attainment of performance goals.
Certain Transactions
The plan administrator has broad discretion to take action under the Amended Plan. For example, the plan administrator has discretion to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits, and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Class A common stock, such as stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations and other corporate transactions. In the event of a Sale Event (as defined in the Amended Plan), to the extent the parties do not provide for the assumption, continuation or substitution of awards, then all outstanding awards granted under the Amended Plan shall terminate in exchange for cash or other property. In such case, except as may be otherwise provided in an award agreement, all options and SARs that are not exercisable immediately prior to such termination will become fully exercisable, all other awards subject to time-based vesting or restrictions will become fully vested and nonforfeitable, and all awards with conditions and restrictions relating to the attainment of performance goals will become vested and nonforfeitable in the discretion of the plan administrator.
Foreign Participants, Clawback Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any clawback policy implemented by us, to the extent set forth in such clawback policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations, and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting, and are exercisable only by the participant (or the participant’s legal representative or guardian in the event of the participant’s incapacitation). With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of Class A common stock that meet specified conditions, a market sell order or such other consideration as it deems suitable.
Amendment and Termination
Our board may terminate or amend the Amended Plan at any time. However, we must generally obtain stockholder approval to increase the number of shares available under the Amended Plan (other than in connection with certain corporate events, as described above), to reprice options or SARs, or to cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the Amended Plan may, without the consent of the holder, materially and adversely affect any rights or obligations under any award previously granted.
No award may be granted pursuant to the Amended Plan during any period of suspension or after termination of the Amended Plan, and in no event may any ISOs be granted under the Amended Plan after the tenth anniversary of the date that our stockholders approve the Amended Plan. Any award that is outstanding on the termination date of the Amended Plan will remain in force according to the terms of the Amended Plan and the applicable award agreement.
Stock Price

The closing price of our Class A common stock on Nasdaq as of April 1, 2026, was $79.145 per share.
Material U.S. Federal Income Tax Consequences

Below is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Amended Plan. This summary describes the general federal income tax principles that apply and is provided only for general information. Certain taxes, such as state, local and foreign income taxes, and federal employment taxes, are not discussed in this summary. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
•Non-Qualified Stock Options. If an optionee is granted an NSO under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan
•Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Class A common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
•Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns:
◦SARs are taxed and deductible in substantially the same manner as NSOs;
◦Nontransferable restricted stock, subject to a substantial risk of forfeiture, results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election; and
◦RSUs, performance awards, dividend equivalents and other stock-based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Section 409A of the Code

Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

64	2026 Proxy Statement	Okta, Inc.

Proposal Four: Approval of an Amendment to Our 2017 Equity Incentive Plan
New Plan Benefits

Other than with respect to annual grants to our non-employee directors that will be made on the date of the Annual Meeting (reflected in the table below), all future awards under the Amended Plan are subject to the discretion of the plan administrator and are not currently determinable. It is therefore not possible to determine the benefits that other participants in the Amended Plan will receive in the future.

Name and Position	Dollar Value ($)	Number of Units (#)
Named Executive Officers
Todd McKinnon, our CEO	—	—
Brett Tighe, our CFO	—	—
Jon Addison, our CRO	—	—
Eric Kelleher, our President and COO	—	—
Larissa Schwartz, our CLO and Corporate Secretary	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	(1)	—
All employees who are not executive officers as a group	—	—
(1)Each non-employee director serving who will continue serving on our board following the Annual Meeting will be granted RSUs on the date of such meeting, having a fair value of $245,000 on the date of the grant, pursuant to our non-employee director compensation policy.
Plan Benefits

The table below sets forth summary information concerning the number of shares of our Class A common stock subject to equity awards granted to certain persons under the 2017 Equity Incentive Plan between its inception in April 2017 and April 1, 2026.

Name and Position	Options (#)	RSUs (#)	PSUs (#)(1)
Named Executive Officers
Todd McKinnon, our CEO	521,375	565,565	582,218
Brett Tighe, our CFO	—	360,624	221,774
Jon Addison, our CRO	—	245,995	109,815
Eric Kelleher, our President and COO	22,334	421,756	137,259
Larissa Schwartz, our CLO and Corporate Secretary	—	195,468	145,688
All current executive officers as a group	543,709	1,861,257	1,231,444
All current directors who are not executive officers as a group	343,559	226,295
All current employees who are not executive officers as a group	195,255	20,465,496	—
Current director nominees	—		—
Anthony Bates	—	8,586	—
David Schellhase	—	5,826	—
Each associate of any such directors, executive officers or director nominees	—	—	—
Each other person who received or are about to receive 5% of such options or rights	—	—	—
All current employees as a group	738,964	22,326,753	1,231,444
(1)Based on “target” PSU awards for outstanding awards; otherwise based on actual PSU awards vested.

Okta, Inc.	2026 Proxy Statement	65

Equity Compensation
Plan Information
The following table provides information as of January 31, 2026 regarding shares of our common stock that may be issued under our equity compensation plans, consisting of the 2009 Plan, the 2017 Equity Incentive Plan, the 2017 ESPP, the 2014 Plan and the Phantom Unit Plan (together with the 2014 Plan, the “Auth0 Plans”).

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Referenced in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1):	7,722,448(2)	116.4073(3)	53,502,729(4)
Equity compensation plans not approved by security holders(5):	—	—	—
Total	7,722,448	116.4073	53,502,729
(1)The 2017 Equity Incentive Plan provides that the number of shares of Class A common stock reserved and available for issuance under the 2017 Equity Incentive Plan will automatically increase each February 1, beginning on February 1, 2018, by 5% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding January 31 or such lesser number of shares as determined by our compensation and governance committee. The 2017 ESPP provides that the number of shares of Class A common stock reserved and available for issuance under the 2017 ESPP will automatically increase each February 1, beginning on February 1, 2018, by 1% of the outstanding number of shares of our Class A and Class B common stock on the immediately preceding January 31 or such lesser number of shares as determined by our compensation and governance committee. As of January 31, 2026, a total of 70,917,060 shares of our Class A common stock had been authorized for issuance pursuant to the 2017 Equity Incentive Plan, which number excludes the 8,867,893 shares that were added to the 2017 Equity Incentive Plan as a result of the automatic annual increase on February 1, 2026. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A and Class B common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2017 Equity Incentive Plan and the 2009 Plan will be added back to the shares of Class A common stock available for issuance under the 2017 Equity Incentive Plan (provided, that any such shares of Class B common stock will first be converted into shares of Class A common stock). We no longer make grants under the 2009 Plan. As of January 31, 2026, a total of 9,892,106 shares of our Class A common stock had been reserved for issuance pursuant to the 2017 ESPP, which number excludes the 1,773,578 shares that were added to the 2017 ESPP as a result of the automatic annual increase on February 1, 2026. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.
(2)Includes 964,267 shares of Class A and Class B common stock issuable upon the exercise of outstanding options and 6,758,181 shares of Class A common stock issuable upon the vesting of RSUs and PSUs.
(3)As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)As of January 31, 2026, there were 43,611,623 shares of Class A common stock available for grant under the 2017 Equity Incentive Plan and 9,982,106 shares of Class A common stock available for grant under the 2017 ESPP. A maximum of 1,574,460 shares may be purchased in the offering period ongoing as of January 31, 2026 under the 2017 ESPP.
(5)Excludes (i) 105,777 shares of Class A common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $35.7561 per share and (ii) 0 shares of Class A common stock issuable upon the vesting of RSUs under the Auth0 Plans. We assumed certain outstanding awards under the Auth0 Plans in connection with our acquisition of Auth0, Inc. in May 2021 but do not utilize the Auth0 Plans for grants following its acquisition.

66	2026 Proxy Statement	Okta, Inc.

Security Ownership of
Certain Beneficial Owners
and Management
The following table sets forth certain information with respect to the beneficial ownership of our capital stock for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of the outstanding shares of our Class A or Class B common stock;
•each of our NEOs;
•each of our directors; and
•all of our directors and current executive officers as a group.
Except as otherwise noted in the table, the beneficial ownership information for each of the persons or entities listed above is reported as of April 1, 2026. We have determined beneficial ownership in accordance with SEC rules, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our capital stock on 168,113,625 shares of our Class A common stock and 7,687,471 shares of our Class B common stock outstanding on April 1, 2026. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2026 and RSUs that are releasable within 60 days of April 1, 2026 to be outstanding and to be beneficially owned by the person holding the option and/or RSU for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Okta, Inc., 100 First Street, Suite 600, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B		Total Voting %†	Total Ownership %
	Shares	%	Shares	%
5% Stockholders
Entities affiliated with BlackRock(1)	17,371,251	10.3%	—	—	7.1%	9.9%
Entities affiliated with FMR(2)	9,797,273	5.8%	—	—	4.0%	5.6%
Vanguard Portfolio Management(3)	9,260,653	5.5%	—	—	3.8%	5.3%
Vanguard Capital Management(4)	9,073,655	5.4%	—	—	3.7%	5.2%
Directors and Executive Officers
Jon Addison(5)	4,364	*	—	—	*	*
Shellye Archambeau(6)	11,692	*	—	—	*	*
Anthony Bates(7)	2,033	*	—	—	*	*
Rob Bernshteyn	—	—	—	—	—	—
Emilie Choi(8)	9,288	*	—	—	*	*
Robert L. Dixon, Jr.(9)	11,469	*	—	—	*	*
Jeff Epstein(10)	10,324	*	—	—	*	*
Eric Kelleher(11)	37,804	*	—	—	*	*
J. Frederic Kerrest(12)	272,146	*	1,089,931	14.2%	4.6%	*
Todd McKinnon(13)	368,707	*	6,512,134	84.7%	26.7%	3.9%
Paul Sagan	—	—	—	—	—	—
David Schellhase	—	—	—	—	—	—

Okta, Inc.	2026 Proxy Statement	67

Security Ownership of Certain Beneficial Owners and Management

Larissa Schwartz(14)	61,202	*	—	—	*	*
Brett Tighe(15)	185,930	*	69,046	*	*	*
All directors and current executive officers as a group (15 persons)(16)	437,508	*	7,671,111	99.8%	31.6%	4.9%
*Represents beneficial ownership of less than one percent (1%).
†Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share.
(1)Based on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on May 5, 2025. BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and, as of April 30, 2025, has sole dispositive power with respect to all of the shares and sole voting power with respect to 16,303,403 shares. BlackRock reported its beneficial ownership on behalf of itself and the following: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock France SAS; BlackRock Fund Advisors; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd. BlackRock, Inc. listed its address as 50 Hudson Yards, New York, NY 10001.
(2)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on November 5, 2025. Of the shares of Class A common stock beneficially owned, FMR LLC reported that, as of September 30, 2025, it has sole dispositive power with respect to all of the shares and sole voting power with respect to 9,256,056 shares. Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC, and members of the Johnson family, through their ownership of voting common shares and the execution of a shareholders’ voting agreement with respect to FMR LLC, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR LLC listed its address as 245 Summer Street, Boston, MA 02210.
(3)Based on information reported by Vanguard Portfolio Management (“VPM”) on Schedule 13G/A filed with the SEC on April 29, 2026. Of the shares of Class A common stock beneficially owned, VPM reported that, as of March 31, 2026, it has sole dispositive power with respect to all of the shares and sole voting power to 29,554 shares. VPM listed its address as 100 Vanguard Blvd, Malvern, PA, 19355.
(4)Based on information reported by Vanguard Capital Management (“VCM”) on Schedule 13G/A filed with the SEC on April 30, 2026. Of the shares of Class A common stock beneficially owned, VCM reported that, as of March 31, 2026, it has sole dispositive power with respect to all of the shares and sole voting power to 1,485,957 shares. VCM listed its address as 100 Vanguard Blvd, Malvern, PA, 19355.
(5)Consists of 4,364 shares of Class A common stock held of record by Mr. Addison.
(6)Consists of 11,692 shares of Class A common stock held of record by Ms. Archambeau.
(7)Consists of 2,033 shares of Class A common stock held of record by Mr. Bates.
(8)Consists of 9,288 shares of Class A common stock held of record by Ms. Choi.
(9)Consists of 11,469 shares of Class A common stock held of record by Mr. Dixon.
(10)Consists of 10,324 shares of Class A common stock held of record by Mr. Epstein.
(11)Consists of (i) 15,470 shares of Class A common stock held of record by Mr. Kelleher and (ii) 22,334 shares of Class A common stock subject to outstanding options held by Mr. Kelleher that are exercisable within 60 days of April 1, 2026.
(12)Consists of (i) 5,136 shares of Class A common stock held of record by Mr. Kerrest in an individual capacity, (ii) 267,010 shares of Class A common stock subject to outstanding options held by Mr. Kerrest that are exercisable within 60 days of April 1, 2026 and (ii) 1,089,931 shares of Class B common stock, of which 843,487 shares are held of record by Mr. Kerrest and his wife, as trustees of the Kerrest Family Revocable Trust, 157,668 shares are held of record by KIT Holdings LLC and 88,776 shares are held of record by KLT 218 Holdings LLC. Mr. Kerrest has sole voting power and sole dispositive power with respect to the shares described in (i). Mr. Kerrest has shared voting power and shared dispositive power with respect to the shares held of record by Mr. Kerrest and his wife, as trustees of the Kerrest Family Revocable Trust. Tom Palecek, as the manager of KIT Holdings LLC, has voting and dispositive power with respect to the shares held of record by KIT Holdings LLC. Tom Palecek, as the manager of KLT 218 Holdings LLC, has voting and dispositive power with respect to the shares held of record by KLT 218 Holdings LLC.
(13)Consists of (i) 97,083 shares of Class A common stock held of record by Mr. McKinnon in an individual capacity, (ii) 277,624 shares of Class A common stock subject to outstanding options held by Mr. McKinnon that are exercisable within 60 days of April 1, 2026 and (iii) 6,512,134 shares of Class B common stock, of which 6,383,887 shares are held of record by Mr. McKinnon, as trustee of the McKinnon-Stachon Family Trust, and 128,247 shares are held of record by Mr. McKinnon’s brother-in-law, as trustee of the McKinnon Irrevocable Trust. Mr. McKinnon has sole voting power and sole dispositive power with respect to the shares described in (i) and (ii). Mr. McKinnon has shared voting power and shared dispositive power with respect to the shares he holds of record as trustee of the McKinnon-Stachon Family Trust. Mr. McKinnon’s wife, in her role as the sole member of the investment committee of the McKinnon Irrevocable Trust, has voting and dispositive power with respect to the shares held of record by Mr. McKinnon’s brother-in-law, as trustee of the McKinnon Irrevocable Trust, and Mr. McKinnon has no voting and dispositive power with respect to such shares.
(14)Consists of 61,202 shares of Class A common stock held of record by Ms. Schwartz.
(15)Consists of (i) 185,930 shares of Class A common stock held of record by Mr. Tighe and (ii) 69,046 shares of Class B common stock held of record by the Loomis Tighe Family Living Trust.
(16)Consists of (i) 437,508 shares of Class A common stock beneficially owned by our directors and current executive officers as a group, (ii) 560,968 shares of Class A common stock subject to outstanding options held by our directors and current executive officers as a group that are exercisable within 60 days of April 1, 2026 and (iii) 7,671,111 shares of Class B common stock beneficially owned by our directors and current executive officers as a group.

68	2026 Proxy Statement	Okta, Inc.

Certain Relationships and Related Party Transactions	Certain Relationships and Transactions

In addition to the compensation arrangements, including employment, termination of employment and change-in-control arrangements and indemnification arrangements, the following is a description of each transaction since February 1, 2025 and each currently proposed transaction in which:
•Okta was or will be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
We have granted RSUs to our directors and executive officers and PSUs to our executive officers. For a description of these RSUs and PSUs, please see the sections titled “Executive Compensation” and “Corporate Governance—Non-Employee Director Compensation” above.
We have entered into change-in-control arrangements with certain of our executive officers that, among other things, provide for certain severance and change-in-control benefits. See the section titled “Compensation Discussion and Analysis—Post-Employment Compensation Arrangements” for more information.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.

Okta, Inc.	2026 Proxy Statement	69

Certain Relationships and Related Party Transactions
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our certificate of incorporation, bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including, without limitation, claims relating to public securities matters, and coverage is provided to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Procedures for Approval of Related Party Transactions

Our audit committee charter provides that our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions.” Our amended and restated related person transaction policy defines “related party transactions” as transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members.

70	2026 Proxy Statement	Okta, Inc.

Additional Information
Our board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Okta, Inc., 100 First Street, Suite 600
San Francisco, California 94105

General Information
Our board solicits your proxy on our behalf for the Annual Meeting and at any adjournment, rescheduling or postponement of the Annual Meeting, for the purposes set forth in our Proxy Statement and the accompanying Notice. The Annual Meeting will be held virtually via a live interactive audio webcast on the internet on June 18, 2026, at 9:00 a.m. Pacific Time. On or about May 7, 2026, we mailed our stockholders the Notice containing instructions on how to access this Proxy Statement and our 2026 Annual Report. If you held shares of our Class A or Class B common stock as of the close of business on April 22, 2026, you are invited to attend the Annual Meeting at virtualshareholdermeeting.com/OKTA2026 and to vote on the proposals described in this Proxy Statement.
In this Proxy Statement, the terms “Okta,” “the company,” “we,” “us” and “our” refer to Okta, Inc. and its subsidiaries. The mailing address of our principal executive offices is Okta, Inc., 100 First Street, Suite 600, San Francisco, California 94105.

June 18, 2026
9:00 a.m. Pacific Time
virtualshareholdermeeting.com/OKTA2026

How can I attend the Annual Meeting online?

We will host the Annual Meeting via live webcast only. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate from any location around the world. We have designed the virtual platform to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to listen, vote and ask questions during the Annual Meeting through the virtual platform.
Okta stockholders may attend the Annual Meeting online at virtualshareholdermeeting.com/OKTA2026. The webcast will start at 9:00 a.m. Pacific Time on June 18, 2026. To attend the Annual Meeting, you will need the 16-digit control number that is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
What matters are being voted on at the Annual Meeting?

You will be voting on:
•the election of two Class III directors to serve until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027;
•a proposal to approve, on an advisory non-binding basis, the compensation of our NEOs;
•a proposal to approve an amendment to our 2017 Equity Incentive Plan; and
•any other business as may properly come before the Annual Meeting (including any adjournment, rescheduling or postponement thereof).

72	2026 Proxy Statement	Okta, Inc.

General Information
How does the board of directors recommend that I vote on these proposals?

Our board recommends you vote:
•“FOR ALL” of the Class III director nominees: Anthony Bates and David Schellhase;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027;
•“FOR” the approval, on an advisory non-binding basis, of the compensation of our NEOs, as disclosed in this Proxy Statement; and
•“FOR” the approval of an amendment to our 2017 Equity Incentive Plan.
Who is entitled to vote?

Holders of either class of our common stock as of the close of business on April 22, 2026—the Record Date for the Annual Meeting—may vote at the Annual Meeting.
As of the Record Date, there were 167,658,970 shares of our Class A common stock and 7,687,471 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock are collectively referred to in our Proxy Statement as our “common stock.” Our Class A common stock and Class B common stock will vote as a single class on all matters described in our Proxy Statement. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to ten votes on each proposal.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to vote online, by telephone or—if you receive paper proxy materials by mail—by filling out and returning the proxy card.
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name.” If you are a “street name stockholder,” the Notice was forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you are a beneficial owner, you may attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.
What is the quorum requirement?

A quorum is the minimum number of shares required to be present to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for the purposes of determining a quorum.

Okta, Inc.	2026 Proxy Statement	73

General Information
How many votes are needed for the approval of each proposal?

Proposal One. The election of directors requires a plurality of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on the nominees for election as a director.
Proposal Two. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027 requires the affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present in person and entitled to vote on this proposal, and thus will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes.
Proposal Three. The approval of the compensation of our NEOs requires the affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present in person and entitled to vote on this proposal, and thus will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal Four. The approval of an amendment to our 2017 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the shares of our common stock, present in person or by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present in person and entitled to vote on this proposal, and thus will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
How do I vote?

If you are a stockholder of record, there are four ways to vote:

By Internet
Vote at www.proxyvote.com until 11:59 p.m. Eastern Time on June 17, 2026 (have your Notice or proxy card in hand when you visit the website). You may also access the voting website by scanning the QR Barcode available on your proxy card.
By Telephone Vote toll-free at 1-800-690-6903 until 11:59 p.m. Eastern Time on June 17, 2026 (have your Notice or proxy card in hand when you call).

By Mail Vote by completing and mailing your proxy card (if you received printed proxy materials).	During the Annual Meeting Instructions on how to attend and vote at the Annual Meeting are described at virtualshareholdermeeting.com/OKTA2026.

74	2026 Proxy Statement	Okta, Inc.

General Information
In order to be counted, proxies submitted by telephone or internet must be received by 11:59 p.m. Eastern Time on June 17, 2026. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by internet, telephone or mail. You may not vote during the Annual Meeting unless you receive a legal proxy from your broker, bank or other nominee.
Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•notifying our Corporate Secretary in writing at Okta, Inc., 100 First Street, Suite 600, San Francisco, California 94105, before the vote is counted;
•voting again using the telephone or internet before 11:59 p.m. Eastern Time on June 17, 2026 (only your latest telephone or internet proxy will be counted); or
•attending and voting during the Annual Meeting.
Simply logging into the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or other nominee.
What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board. Todd McKinnon, Brett Tighe and Larissa Schwartz have been designated as proxy holders by our board. If your proxy is properly granted, your shares represented by such proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not give specific instructions, your shares will be voted in accordance with the recommendations of our board as described above. If any matters not described in our Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, rescheduled or postponed, the proxy holders can vote your shares on the new Annual Meeting date as well, unless you revoke your proxy instructions as described above.
What is the effect of abstentions and broker non-votes?

Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum, but otherwise have no effect on the election of directors. Abstentions have the same effect as a vote “AGAINST” (i) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027, (ii) the approval, on an advisory non-binding basis, of the compensation of our NEOs and (iii) the approval of an amendment to our 2017 Equity Incentive Plan.
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner that their customers direct. If you do not give timely voting instructions, your broker will have discretion to vote your shares on the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, but will not have discretion to vote on any other proposals, including the election of directors (even if not contested).

Okta, Inc.	2026 Proxy Statement	75

General Information
Where can I find the voting results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will disclose final results by filing a Current Report on Form 8-K within four business days after the date of the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and then provide the final results in an amendment to that Current Report as soon as the voting results become available.
How are proxies solicited for the Annual Meeting?

Our board is soliciting proxies for use at the Annual Meeting. Okta bears all expenses associated with this solicitation. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to their customers who are beneficial owners of our common stock. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged the services of D.F. King & Co., Inc., a professional proxy solicitation firm, to help us solicit proxies from stockholders, including certain brokers, trustees, nominees and other institutional owners, for a fee of approximately $12,500, plus costs and expenses.
Why did I receive a Notice instead of a full set of proxy materials?

In accordance with SEC rules, we have elected to furnish our proxy materials, which includes our Proxy Statement and our 2026 Annual Report, primarily online. On or about May 7, 2026, we mailed our stockholders a Notice that contains instructions on how to access our proxy materials electronically, how to vote at the Annual Meeting and how to request printed copies of our proxy materials. The Notice explains how you can request to receive all future proxy materials in printed form by mail or electronically by email. We encourage stockholders to access our proxy materials online to help reduce the environmental impact of our annual meetings.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

As permitted by the SEC, we have adopted a procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. Householding reduces our printing costs, mailing costs and fees, as well as our environmental impact. Stockholders who participate in householding will still be able to access and receive individual proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or if you are receiving multiple copies and wish to participate in householding, please contact us at our principal office address:
Okta, Inc.
Attention: Investor Relations
100 First Street, Suite 600
San Francisco, California 94105
(415) 604-3346
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

76	2026 Proxy Statement	Okta, Inc.

General Information
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2027 Annual Meeting of Stockholders by submitting their proposals in writing to our Corporate Secretary at our principal office address listed above. To be considered for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders, our Corporate Secretary must receive the written stockholder proposal no later than January 7, 2027. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Okta, Inc.
Attention: Corporate Secretary
100 First Street, Suite 600
San Francisco, California 94105
Our bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting of stockholders, (ii) otherwise properly brought before such annual meeting of stockholders by or at the direction of our board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting of stockholders who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2027 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than February 19, 2027, and
•not later than the close of business on March 20, 2027.
In the event we hold the 2027 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary of the 2026 Annual Meeting, then, for notice by the stockholder to be timely, our bylaws provide that the notice must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. In addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the universal proxy rules by providing notice as required by Rule 14a-19 under the Exchange Act.
If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting of stockholders, we are not required to present the proposal for a vote at such annual meeting of stockholders. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain our proxy statements (and any amendments and supplements

Okta, Inc.	2026 Proxy Statement	77

General Information
thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our compensation and governance committee. Any such recommendation must include the nominee’s name and qualifications for membership on our board and be directed to our Corporate Secretary at the address listed above. For additional information regarding stockholder recommendations for director candidates, please see the section titled “Corporate Governance—Identifying and Evaluating Director Nominees—Stockholder Recommendations” above.
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, you must provide the information required by our bylaws. In addition, you must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the subsection titled “—Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our bylaws is included as Exhibit 3.2 to our 2026 Annual Report and is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above to receive a copy of the relevant provisions of our bylaws regarding the requirements for making stockholder proposals and nominating director candidates.
Why is the Annual Meeting being held virtually?

We continue to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting virtualshareholdermeeting.com/OKTA2026. You also will be able to vote your shares electronically prior to or during the Annual Meeting.
How can I submit a question at the Annual Meeting?

If you want to submit a question during the Annual Meeting, log into virtualshareholdermeeting.com/OKTA2026, type your question in the “Ask a Question” field and click “Submit.” Questions pertinent to meeting matters will be read and answered during the Annual Meeting, subject to time constraints.
What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page. Technical support will be available starting at 8:30 a.m. Pacific Time on June 18, 2026 and will remain available until the Annual Meeting ends.

78	2026 Proxy Statement	Okta, Inc.

Appendix A
AMENDMENT TO
OKTA, INC.
2017 EQUITY INCENTIVE PLAN
THIS AMENDMENT (this “Amendment”) to the Okta, Inc. 2017 Equity Incentive Plan (the “Plan”) is effective as of the date first set forth above, such amendment having been approved by the Board of Directors (the “Board”) of Okta, Inc., a Delaware corporation (the “Company”), on March 19, 2026, and approved by the holders of a majority of the Company’s outstanding shares of voting capital stock on [____], 2026 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, pursuant to Section 18 of the Plan, the Board has the authority to amend the Plan from time to time; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

    NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows effective as of the Effective Date:

AMENDMENT

1.Removal of Evergreen and Liberal Recycling for Options and Stock Appreciation Rights. Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:
“Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 59,058,686 shares, subject to adjustment as provided in this Section 3. Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed 10,000,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). In addition, the shares of Stock underlying any Awards under the Plan or the shares of Class B common stock of the Company underlying the Company’s 2009 Stock Plan, as amended and restated, that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan (provided, that any such shares of Class B common stock of the Company shall first be converted to shares of Class A common stock of the Company). Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or Stock Appreciation Right or taxes relating to an Option or Stock Appreciation Right, including shares that were subject to an Option or Stock Appreciation Right but were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right and (ii) shares repurchased on the open market with the proceeds of an Option’s exercise price will not, in each case, be again available for Awards. The number of shares of Stock withheld in payment of the tax withholding obligation related to an Award other than an Option or Stock Appreciation Right will be again available for Awards under the Plan. For the avoidance of doubt, if an Award may be settled only in cash, such Award need not ever be counted against any share limit under this

Okta, Inc.	2026 Proxy Statement	79

Appendix A
Section 3. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.”
2.Removal of the Plan Expiration Date. Section 21 of the Plan is hereby deleted in its entirety and replaced with the following:
“EFFECTIVE DATE OF PLAN
This Plan became effective on April 7, 2017 and shall continue until terminated by the Board. Notwithstanding the foregoing, no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan was last approved by stockholders.”
3.Prohibition on Repricings and Certain Exchanges. The title of Section 18 shall be renamed to “Amendments, Termination and Prohibitions on Repricings and Certain Exchanges”. The second sentence of Section 18 of the Plan is hereby deleted, and the first paragraph is hereby renumbered (a) with the title “Amendments and Terminations”. A new Section 18(b) and (c) is hereby added to the Plan to read in their entirety as follows:
“(b) Prohibition on Repricing. Subject to Sections 3(c) and 3(d), the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share.
(c) Prohibition on Certain Exchanges. Subject to Sections 3(c) and 3(d), the Administrator shall not, without the approval of the stockholders of the Company, cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per share exceeds the Fair Market Value of the underlying shares of Stock.”
4.Update to Reflect Changes to the Nasdaq Stock Market and the Passing of the Initial Public Offering. The definition of “Initial Public Offering is hereby deleted in its entirety. The definition of “Fair Market Value” is hereby deleted in its entirety and replaced with the following:
“ ‘Fair Market Value’ of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however that if the Stock is listed on the Nasdaq Global Select Market or another national securities exchange, the determination shall be made by reference to trading prices. If there are no trading prices for such date, the determination shall be made by reference to the last date preceding such date for which there are trading prices.”
5.Update to Reflect Repeal of Qualified Performance-Based Compensation Exception to Section 162(M) of the Internal Revenue Code. The definitions of “Covered Employee”, “Performance-Based Award”, “Performance Criteria” and “Performance Goals” are hereby deleted in their entirety. Subsection (ii) of Section 2(c) is hereby deleted in its entirety. Subsection (iii) of Section 3(c) is hereby deleted in its entirety and subsequent subsections shall be renumbered to reflect such deletion. The text of Section 12 of the Plan is hereby deleted in its entirety and replaced with “[RESERVED]”. The phrase “or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code,” in Section 18 of the Plan is hereby deleted.

80	2026 Proxy Statement	Okta, Inc.

Appendix A
6. Incorporation of Amendment into the Plan. This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
7.Continued Applicability of the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.
* * * * *

Okta, Inc.	2026 Proxy Statement	81

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OKTA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96657-P51268

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OKTA, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. To elect two Class III directors to serve until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified:	☐	☐	☐

Nominees:

01) Anthony Bates
02) David Schellhase

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on June 18, 2026:
The Notice and Proxy Statement and 2026 Annual Report are available at www.proxyvote.com.

V96658-P51268

Okta, Inc.
2026 Annual Meeting of Stockholders
June 18, 2026 9:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Todd McKinnon, Larissa Schwartz and Brett Tighe, or any of them, as proxies and attorneys-in-fact, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Okta, Inc. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 9:00 AM PT on June 18, 2026, at www.virtualshareholdermeeting.com/OKTA2026, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted (i) FOR ALL of the nominees for director for Proposal 1, (ii) FOR Proposals 2, 3 and 4, and (iii) in the discretion of the proxies, upon any other matters as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side